EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION


                                  BY AND AMONG

                                GOAMERICA, INC.,
                             a Delaware Corporation
                                  ("Acquirer"),

                         HOVRS ACQUISITION CORPORATION,
                             a Delaware Corporation
                               ("VRS Merger Sub"),

                         HOSLS ACQUISITION CORPORATION,
                            a California Corporation
                               ("SLS Merger Sub"),

                      HANDS ON VIDEO RELAY SERVICES, INC.,
                             a Delaware Corporation
                                    ("VRS"),

                     HANDS ON SIGN LANGUAGE SERVICES, INC.,
                            a California Corporation
                                    ("SLS"),

                    RONALD E. OBRAY, AS SHAREHOLDERS' AGENT,

                                       AND

                                 DENISE E. OBRAY



                                  July 6, 2005

                                TABLE OF CONTENTS

                                                                            Page

1.    Definitions..............................................................2

2.    The Merger...............................................................2
      2.1   The Merger.........................................................2

      2.2   Closing; Effective Time............................................2

      2.3   Effect of the Merger...............................................2

      2.4   Articles of Incorporation; Bylaws..................................3

      2.5   Directors and Officers.............................................3

      2.6   Effect on VRS and SLS Securities...................................3

      2.7   Delivery of Securities.............................................8

      2.8   No Further Ownership Rights in Target Securities...................9

      2.9   Lost, Stolen or Destroyed Target Securities........................9

      2.10  Tax Consequences...................................................9

      2.11  Taking of Necessary Action; Further Action.........................9

3.    Representations and Warranties of VRS, SLS and Shareholders' Agent......10
      3.1   Organization, Standing and Power..................................10

      3.2   Authority.........................................................10

      3.3   Governmental Authorization........................................11

      3.4   Financial Statements..............................................11

      3.5   Capital Structure.................................................12

      3.6   Absence of Certain Changes........................................12

      3.7   Absence of Undisclosed Liabilities................................13

      3.8   Litigation........................................................13

      3.9   Restrictions on Business Activities...............................13

      3.10  Intellectual Property.............................................13

      3.11  Interested Party Transactions.....................................17

      3.12  Minute Books......................................................17

      3.13  Complete Copies of Materials......................................17

      3.14  Target Material Contracts.........................................17

      3.15  Inventory.........................................................18

      3.16  Accounts Receivable...............................................18

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

      3.17  Customers and Suppliers...........................................18

      3.18  Employees and Consultants.........................................19

      3.19  Title to Property.................................................19

      3.20  Environmental Matters.............................................19

      3.21  Taxes.............................................................20

      3.22  Employee Benefit Plans............................................22

      3.23  Employee Matters..................................................25

      3.24  Insurance.........................................................25

      3.25  Compliance With Laws..............................................25

      3.26  Brokers' and Finders' Fee.........................................26

      3.27  Privacy Policies and Web Site Terms and Conditions................26

      3.28  International Trade Matters.......................................26

      3.29  Registration Statement and Proxy Statement........................26

      3.30  Representations Complete..........................................27

      3.31  Board Approval....................................................27

4.    Representations and Warranties of Acquirer, VRS Merger Sub and
      SLS Merger Sub..........................................................27
      4.1   Organization, Standing and Power..................................27

      4.2   Authority.........................................................28

      4.3   Governmental Authorization........................................29

      4.4   Financial Statements..............................................29

      4.5   Capital Structure.................................................29

      4.6   Absence of Certain Changes........................................30

      4.7   Absence of Undisclosed Liabilities................................31

      4.8   Litigation........................................................31

      4.9   Restrictions on Business Activities...............................31

      4.10  Intellectual Property.............................................31

      4.11  Interested Party Transactions.....................................34

      4.12  Minute Books......................................................34

      4.13  Complete Copies of Materials......................................34

      4.14  Acquirer Material Contracts.......................................34

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

      4.15  Inventory.........................................................35

      4.16  Accounts Receivable...............................................35

      4.17  Customers and Suppliers...........................................35

      4.18  Employees and Consultants.........................................36

      4.19  Title to Property.................................................36

      4.20  Environmental Matters.............................................36

      4.21  Taxes.............................................................37

      4.22  Employee Benefit Plans............................................38

      4.23  Employee Matters..................................................41

      4.24  Insurance.........................................................41

      4.25  Compliance With Laws..............................................41

      4.26  Brokers' and Finders' Fee.........................................42

      4.27  Privacy Policies and Web Site Terms and Conditions................42

      4.28  International Trade Matters.......................................42

      4.29  Registration Statement and Proxy Statement........................42

      4.30  Board Approval....................................................43

      4.31  SEC Documents.....................................................43

      4.32  Issuance of Shares................................................44

      4.33  Interim Operations of VRS Merger Sub and SLS Merger Sub...........44

      4.34  Representations Complete..........................................44

5.    Conduct Prior to the Effective Time.....................................44
      5.1   Conduct of Business...............................................44

      5.2   No Solicitation...................................................47

      5.3   Ownership of Target Stock.........................................48

6.    Additional Agreements...................................................49
      6.1   Targets Shareholder Approval......................................49

      6.2   Acquirer Stockholder Approval.....................................49

      6.3   Cooperation.......................................................50

      6.4   Proxy Materials...................................................50

      6.5   Access to Information.............................................50

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

      6.6   Confidentiality...................................................51

      6.7   Public Disclosure.................................................51

      6.8   Regulatory Approval; Further Assurances...........................51

      6.9   VRS Options, VRS Warrants and VRS Notes...........................52

      6.10  Form S-8..........................................................53

      6.11  Blue Sky Laws.....................................................53

      6.12  Escrow Agreement..................................................54

      6.13  Listing of Additional Shares......................................54

      6.14  Reorganization....................................................54

      6.15  Expenses..........................................................54

      6.16  Sorensen Litigation...............................................54

      6.17  Real Property Holding Corporation.................................55

      6.18  Rule 144 and Rule 145 Sales; Registration.........................55

      6.19  Guaranty Releases.................................................55

7.    Conditions to the Merger................................................56
      7.1   Conditions to Obligations of Each Party to Effect the Merger......56

      7.2   Additional Conditions to the Obligations of Acquirer,
            VRS Merger Sub and SLS Merger Sub.................................57

      7.3   Additional Conditions to Obligations of Targets...................58

8.    Termination, Amendment and Waiver.......................................59
      8.1   Termination.......................................................59

      8.2   Effect of Termination.............................................60

      8.3   Amendment.........................................................60

      8.4   Extension; Waiver.................................................60

9.    Escrow and Indemnification..............................................61
      9.1   Escrow Fund.......................................................61

      9.2   Indemnification...................................................61

      9.3   Escrow Period; Release From Escrow................................62

      9.4   Claims Upon Escrow Fund...........................................63

      9.5   Objections to Claims..............................................63

      9.6   Claims by Target Indemnitees......................................64

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

      9.7   Resolution of Conflicts and Arbitration...........................65

      9.8   Shareholders' Agent...............................................65

      9.9   Actions of the Shareholders' Agent................................66

      9.10  Third-Party Claims................................................66

10.   General Provisions......................................................66
      10.1  Notices...........................................................66

      10.2  Definitions.......................................................68

      10.3  Counterparts......................................................68

      10.4  Entire Agreement; Nonassignability; Parties in Interest...........68

      10.5  Severability......................................................68

      10.6  Remedies Cumulative...............................................69

      10.7  Governing Law.....................................................69

      10.8  Rules of Construction.............................................69

      10.9  Enforcement.......................................................69

      10.10 Amendment; Waiver.................................................69


EXHIBIT A  Employment Agreement
EXHIBIT B  Registration Rights Agreement
EXHIBIT C  Certificate of Merger - VRS
EXHIBIT D  Certificates of Approval - SLS
EXHIBIT E  Escrow Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION

      This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of July 6, 2005 by and among GOAMERICA, INC, a Delaware corporation ("Acquirer"), HOVRS ACQUISITION CORPORATION, a Delaware corporation ("VRS Merger Sub") and wholly owned subsidiary of Acquirer, HOSLS ACQUISITION CORPORATION, a California corporation ("SLS Merger Sub") and wholly owned subsidiary of Acquirer, HANDS ON VIDEO RELAY SERVICES, INC., a Delaware corporation ("VRS"), HANDS ON SIGN LANGUAGE SERVICES, INC., a California corporation ("SLS"), RONALD E. OBRAY, a principal shareholder of each of VRS and SLS ("Shareholders' Agent") and DENISE E. OBRAY, the spouse of the Shareholders' Agent and also a principal shareholder of each of VRS and SLS.

                                    RECITALS

      A. The Boards of Directors of VRS, SLS, Acquirer, VRS Merger Sub and SLS Merger Sub believe it is in the best interests of their respective companies and the shareholders of their respective companies that VRS and VRS Merger Sub combine into a single company through the statutory merger of VRS Merger Sub with and into VRS (the "VRS Merger Transaction") and SLS and SLS Merger Sub combine into a single company through the statutory merger of SLS Merger Sub with and into SLS (the "SLS Merger Transaction", and, together with the VRS Merger Transaction, the "Merger") and, in furtherance thereof, have approved the Merger.

      B. Pursuant to the Merger, among other things, the outstanding shares of VRS common stock, $.001 par value ("VRS Common Stock"), the outstanding shares of SLS common stock, $.001 par value ("SLS Common Stock"), certain outstanding promissory notes of VRS (the "VRS Notes"), the outstanding warrants to purchase capital stock of VRS (the "VRS Warrants") and the outstanding options to purchase capital stock of VRS (the "VRS Options") shall be converted into the right to receive shares of the common stock of Acquirer (the "Acquirer Common Stock"), upon the terms and subject to the conditions set forth herein.

      C. The parties hereto desire to make certain representations and warranties and other agreements in connection with the Merger.

      D. As a condition and inducement to the parties' willingness to enter into this Agreement, Ronald E. Obray has entered into an employment agreement with Acquirer (the "Employment Agreement"), in the form attached hereto as Exhibit A, such Employment Agreement to be effective upon the consummation of the Merger.

      E. As a condition and inducement to the parties' willingness to enter into this Agreement, Ronald E. Obray and Denise E. Obray (together, the "Affiliates") have each entered into a Registration Rights Agreement (the "Registration Rights Agreement") with Acquirer, in the form attached hereto as Exhibit B, providing for the registration of Acquirer Common Stock to be acquired by the Affiliates in connection with the Merger in the circumstances described in such Registration Rights Agreement and in Section 6.18 hereof.

      F. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Section 368 of the Code.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1. Definitions. As used in this Agreement, any capitalized term shall have the meaning contained in the section that defines such term.

2.    The Merger.

      2.1 The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement, the Certificate of Merger attached hereto as Exhibit C and the Certificates of Approval attached hereto as Exhibit D (collectively the "Agreements of Merger") and the applicable provisions of the Delaware General Corporation Law ("Delaware Law") and the California Corporations Code ("California Law"), VRS Merger Sub shall be merged with and into VRS, the separate corporate existence of VRS Merger Sub shall cease and VRS shall continue as the surviving corporation (the "VRS Surviving Corporation"), and SLS Merger Sub shall be merged with and into SLS, the separate corporate existence of SLS Merger Sub shall cease and SLS shall continue as the surviving corporation (the "SLS Surviving Corporation").

      2.2 Closing; Effective Time. The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable, but no later than two (2) business days, after the satisfaction or waiver of each of the conditions set forth in Sections 7.1, 7.2 and 7.3 hereof, or at such other time as the parties hereto agree (the "Closing Date"). The Closing shall take place at the offices of Lowenstein Sandler, Roseland, New Jersey, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing each of the Agreements of Merger, together with any required certificates, including any Certificate of Merger, with the Secretary of State of Delaware and the Secretary of State of California, as appropriate, in accordance with the relevant provisions of Delaware Law and California Law, as applicable (the time of such filing being the "Effective Time"), as may be necessary to effectuate the Merger.

      2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Agreements of Merger and the applicable provisions of California Law and Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, (i) all the property, rights, privileges, powers and franchises of VRS and VRS Merger Sub shall vest in the VRS Surviving Corporation, and all debts, liabilities and duties of VRS and VRS Merger Sub shall become the debts, liabilities and duties of the VRS Surviving Corporation, and (ii) all the property, rights, privileges, powers and franchises of SLS and SLS Merger Sub shall vest in the SLS Surviving Corporation, and all debts, liabilities and duties of SLS and SLS Merger Sub shall become the debts, liabilities and duties of the SLS Surviving Corporation.

      2.4   Articles of Incorporation; Bylaws.

            (a) At the Effective Time, (i) the Certificate of Incorporation of the VRS Surviving Corporation shall be amended and restated in its entirety to read as the Certificate of Incorporation of VRS Merger Sub as in effect immediately prior to the Effective Time; provided, however, that Article First of the Certificate of Incorporation of the VRS Surviving Corporation shall be amended to read as follows: "The name of the corporation is Hands On Video Relay Services, Inc.", and (ii) the Articles of Incorporation of the SLS Surviving Corporation shall be amended and restated in its entirety to read as the Articles of Incorporation of SLS Merger Sub as in effect immediately prior to the Effective Time; provided, however, that Article I of the Articles of Incorporation of the SLS Surviving Corporation shall be amended to read as follows: "The name of the corporation is Hands On Sign Language Services, Inc."

            (b) The Bylaws of VRS Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the VRS Surviving Corporation until thereafter amended, and the Bylaws of SLS Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the SLS Surviving Corporation until thereafter amended.

      2.5 Directors and Officers. At the Effective Time, (i) the directors and officers of VRS Merger Sub immediately prior to the Effective Time shall be the directors and officers of the VRS Surviving Corporation, to serve until their respective successors are duly elected or appointed and qualified, and (ii) the directors and officers of SLS Merger Sub immediately prior to the Effective Time shall be the directors and officers of the SLS Surviving Corporation, to serve until their respective successors are duly elected or appointed and qualified. Effective immediately prior to the Effective Time, Acquirer shall appoint to Acquirer's Board of Directors, Ronald E. Obray and three other persons designated by Ronald E. Obray (which three persons shall meet the director independence standards established by the Nasdaq Marketplace Rules) and one person to be designated by Ronald E. Obray and Acquirer, and all other directors then serving on Acquirer's Board of Directors other than the Acquirer's chief executive officer and three other persons designated by Acquirer shall resign. It is intended that, subject to the exercise by Acquirer's Board of Directors of its fiduciary duties, such Ronald E. Obray and his three designees will be nominated for reelection at the respective annual meetings of shareholders of Acquirer at which the terms of such newly appointed directors will expire.

      2.6 Effect on VRS and SLS Securities. At the Effective Time, by virtue of the Merger and without any action on the part of VRS Merger Sub, SLS Merger Sub, VRS, SLS or the holders of any securities of VRS or SLS (collectively, the "Target Shareholders"), the Target Shareholders shall receive the number of shares of Acquirer Common Stock or such other rights or consideration as described below (subject to the Escrow Fund provisions of Section 9.1).

            (a) For the purposes of this Agreement, the following terms shall have the following meanings:

      "SLS Aggregate Merger Consideration Shares" shall mean a number of shares of Acquirer Common Stock equal to 20% of the total number of issued and outstanding shares of Acquirer Common Stock immediately prior to the Effective Time.

      "VRS Aggregate Merger Consideration Shares" shall mean a number of shares of Acquirer Common Stock equal to 80% of the total number of issued and outstanding shares of Acquirer Common Stock immediately prior to the Effective Time.

      "SLS Base Shares" shall mean the total number of shares of SLS Common Stock outstanding immediately prior to the Effective Time.

      "VRS Base Shares" shall mean the total number of shares of VRS Common Stock outstanding immediately prior to the Effective Time.

      "VRS Diluting Shares" shall mean the total number of shares of VRS Common Stock that are issuable upon (i) the exercise of all vested VRS Options outstanding immediately prior to the Effective Time and (ii) the exercise of all VRS Warrants outstanding immediately prior to the Effective Time.

      "VRS Fully Diluted Shares" shall mean the sum of the VRS Base Shares and the VRS Diluting Shares.

      "VRS Note Consideration Shares" shall mean the number of shares of Acquirer Common Stock equal to (i) the product of multiplying the aggregate principal amount (not to exceed $75,000 in aggregate principal amount unless the condition set forth in Section 7.2(e) with respect to the VRS Notes shall have been waived by Acquirer) and unpaid accrued interest thereon under the VRS Notes outstanding immediately prior to the Effective Time that are not Converting VRS Notes (as defined in Section 2.6(e)) times 1.5, divided by (ii) the Average Closing Price.

      "Targets' Working Capital Deficit Shares" shall mean the number of shares of Acquirer Common Stock equal to (i) the amount of Targets' Working Capital Deficit as of the date of this Agreement (determined in accordance with the provisions contained herein), divided by (ii) the Special Average Closing Price.

      "Targets' Working Capital Deficit" shall mean the amount by which the Targets' Total Current Liabilities exceed the Targets' Total Currents Assets as of the date of this Agreement.

      "Targets' Total Current Assets" shall mean all of the Targets' current assets as determined according to generally accepted accounting principles consistent with Targets' past accounting practices, but excluding the note receivable from the Shareholders' Agent and any prepaid legal expenses incurred by Targets in connection with the Merger, as set forth on the June 30 Balance Sheet.

      "Targets' Total Current Liabilities" shall mean all of the Targets' current liabilities as determined according to generally accepted accounting principles consistent with Targets' past accounting practices, but excluding obligations under the VRS Notes and obligations under that certain Short Term Loan Agreement previously entered into by the Targets and Acquirer, as set forth on the June 30 Balance Sheet.

      "Targets' Total Long Term Liabilities" shall mean all of the Targets' long term liabilities as determined according to generally accepted accounting principles consistent with Targets' past accounting practices, but excluding obligations under the VRS Notes, as set forth on the June 30 Balance Sheet.

      "Targets' Total Long Term Liabilities Shares" shall mean the number of shares of Acquirer Common Stock equal to (i) the amount by which Targets' Total Long Term Liabilities as of the date of this Agreement (determined in accordance with the provisions contained herein) exceed $500,000, divided by (ii) the Special Average Closing Price.

      "Dissenting Shares" shall mean the total number of shares of VRS Common Stock or SLS Common Stock held by holders who have demanded and perfected their respective rights for appraisal of such shares with respect to the Merger in accordance with Delaware or California Law, as applicable, and who, as of the Effective Time, have not effectively withdrawn or lost such rights to appraisal.

      "Average Closing Price" shall mean the average of the closing prices of Acquirer Common Stock as reported on the Nasdaq Small Cap Market during the twenty trading days ending one day prior to the Effective Time.

      "Special Average Closing Price" shall mean the average of the closing prices of Acquirer Common Stock as reported on the Nasdaq Small Cap Market during the twenty trading days ending one day prior to July 6, 2005.

            (b) Targets' Balance Sheet as of June 30, 2005. No later than 20 business days after the July 6, 2005 execution date of this Agreement, Targets will provide Acquirer with a balance sheet of the Targets (the "June 30 Balance Sheet") as of June 30, 2005 including a calculation of the Targets' Working Capital Deficit, if any, as of June 30, 2005 in accordance with the definitions set forth above, along with documentation to support such calculation. Acquirer shall have 15 business days after receipt of Targets' calculation (the "Review Period") to review such June 30 Balance Sheet and Targets' Working Capital Deficit calculation. During the Review Period, Targets shall make available to Acquirer such documents and other information as Acquirer shall reasonably request in order to review such calculation. If Acquirer and Targets do not agree on the amount, if any, of Targets' Working Capital Deficit during the Review Period, then immediately following the expiration of the Review Period, Acquirer and Targets shall submit the matter to a mutually agreed upon accounting firm. Such accounting firm will determine the amount, if any, of Targets' Working Capital Deficit as of June 30, 2005 in accordance with the provisions of this Agreement during the 20 business days following the expiration of the Review Period. Acquirer and Targets shall provide such accounting firm with all information reasonably requested by such accounting firm and shall each pay one half of the fees and expenses of such accounting firm. The determination of such accounting firm as to the amount, if any, of Targets' Working Capital Deficit as of the June 30, 2005 shall be conclusive and binding on the parties hereto.

            (c) VRS Base Shares. In the aggregate, the holders of VRS Base Shares who are not Dissenting Shareholders (as hereinafter defined) will receive a number of shares of Acquirer Common Stock (the "Aggregate VRS Conversion Number") equal to the product of multiplying (i) the VRS Base Share Fraction (as defined below) times (ii) the result of subtracting the VRS Note Consideration Shares, the Targets' Working Capital Deficit Shares and the Targets' Total Long

Term Liabilities Shares from the VRS Aggregate Merger Consideration Shares. For purposes of this Agreement, the "VRS Base Share Fraction" equals the quotient calculated by dividing (i) the VRS Base Shares minus the VRS Dissenting Shares by (ii) the VRS Fully Diluted Shares. Accordingly, for each VRS Base Share that is not a VRS Dissenting Share, the holder thereof will receive a number of shares of Acquirer Common Stock equal to the quotient calculated by dividing (i) the Aggregate VRS Conversion Number by (ii) the number of VRS Base Shares minus the VRS Dissenting Shares (the "VRS Per Share Conversion Number").

            (d) SLS Base Shares. For each of their SLS Base Shares, the shareholders of SLS who are not Dissenting Shareholders will receive a number of shares of Acquirer Common Stock equal to the quotient calculated by dividing (i) the SLS Aggregate Merger Consideration Shares by (ii) the number of SLS Base Shares (the "SLS Per Share Conversion Number").

            (e) VRS Notes. Each holder of a VRS Note that has consented to conversion of such VRS Note into shares of Acquirer Common Stock at the Effective Time as contemplated in Section 6.9(b) (each, a "Converting VRS Note") shall, at the Effective Time, receive the number of shares of Acquirer Common Stock equal to the quotient calculated by dividing (i) the sum of the principal amount of such VRS Note plus all accrued interest under such VRS Note as of the Effective Time by (ii) the Average Closing Price. At the Effective Time, Acquirer will assume each VRS Note outstanding immediately prior to the Effective Time that is not a Converting VRS Note, provided that Acquirer shall not assume more than $75,000 in aggregate principal amount of VRS Notes unless the condition set forth in Section 7.2(e) with respect to the VRS Notes shall have been waived by Acquirer. Prior to the Effective Time, Targets will use their reasonable best efforts to obtain the consent of all of the holders of VRS Notes to the conversion of all of such VRS Notes into shares of Acquirer Common Stock at the Effective Time, in accordance with Section 6.9(b) hereof.

            (f) VRS Warrants. At the Effective Time, Acquirer will assume each VRS Warrant outstanding immediately prior to the Effective Time and, after the Effective Time, each VRS Warrant shall represent the right to receive a number of shares of Acquirer Common Stock equal to the result determined by multiplying the number of shares of VRS Common Stock subject to such VRS Warrant by the VRS Per Share Consideration Number.

            (g) VRS Options. At the Effective Time, pursuant to the terms of the VRS Option Plan (as defined in Section 3.5), Acquirer will assume each unvested VRS Option and each vested VRS Option outstanding immediately prior to the Effective Time, provided, however, that the number of shares of Acquirer Common Stock issuable upon exercise of such assumed unvested VRS Options shall not exceed 65,000 shares of Acquirer Common Stock. After the Effective Time, such former VRS Options shall represent the right to receive a number of shares of Acquirer Common Stock equal to the result determined by multiplying the number of shares of VRS Common Stock subject to such VRS Option by the VRS Per Share Consideration Number.

            (h) Capital Stock of VRS Merger Sub and SLS Merger Sub. At the Effective Time, each share of common stock of VRS Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the VRS Surviving Corporation. Each stock certificate of VRS Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the VRS Surviving Corporation. At the Effective Time, each share of common stock of SLS Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the SLS Surviving Corporation. Each stock certificate of SLS Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the SLS Surviving Corporation.

            (i) Adjustments. The number of shares of Acquirer Common Stock issuable in the Merger shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquirer Common Stock, VRS Common Stock, or SLS Common Stock), reorganization, recapitalization or other like change with respect to Acquirer Common Stock, VRS Common Stock or SLS Common Stock occurring after the date hereof and prior to the Effective Time.

            (j) Fractional Shares. No fraction of a share of Acquirer Common Stock shall be issued, but in lieu thereof any Target Shareholder who would otherwise be entitled to a fraction of a share of Acquirer Common Stock (after aggregating all fractional shares of Acquirer Common Stock to be received by such holder) shall receive from Acquirer an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by
(ii) the Average Closing Price. The fractional share interests of each Target Shareholder shall be aggregated, so that no Target Shareholder shall receive cash in respect of fractional share interests in an amount greater than the value of one full share of Acquirer Common Stock. Payment to Target Shareholders of such cash in lieu of fractional shares of Acquirer Common Stock otherwise issuable hereunder shall be made to the Target Shareholders by Acquirer as soon as practicable after the Effective Time, but in any event no later than 30 days after the Effective Time, provided that the Target Shareholders have delivered to Acquirer their certificates in accordance with Section 2.7(b) or complied with the provisions of Section 2.9.

            (k) Dissenters' Rights. Notwithstanding any provision of this Agreement to the contrary, Dissenting Shares, if any, shall not be converted into shares of Acquirer Common Stock but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to California Law or Delaware Law, as the case may be. VRS and SLS shall give Acquirer prompt notice of any demand received by VRS or SLS to require VRS or SLS to purchase shares of Common Stock of VRS or SLS, and Acquirer shall have the right to direct and participate in all negotiations and proceedings with respect to such demand. Each of VRS and SLS agree that, except with the prior written consent of Acquirer, or as required under the California Law or Delaware Law, as applicable, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares ("Dissenting Shareholder") who, pursuant to the provisions of California Law or Delaware Law, as applicable, becomes entitled to payment of the fair value for shares of VRS Common Stock or SLS Common Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Acquirer shall issue and deliver, upon surrender by such shareholder of a certificate or certificates representing shares of VRS Common Stock or SLS Common Stock (or compliance with Section 2.9), as the case may be, the number of shares of Acquirer Common Stock to which such shareholder would otherwise be entitled under this Section 2.6 less the number of shares of such Acquirer Common Stock otherwise issuable to such shareholder to be deposited in the Escrow Fund pursuant to Section 9.1 hereof.

      2.7   Delivery of Securities.

            (a) Exchange Agent. American Stock Transfer & Trust Company shall act as exchange agent (the "Exchange Agent") in the Merger.

            (b) Delivery of Securities. At the Closing, each Target Shareholder shall deliver to Acquirer certificates for the shares of VRS Common Stock and SLS Common Stock, the VRS Warrants and the VRS Notes (collectively, "Target Securities") held by such Target Shareholder, against delivery by Acquirer of irrevocable instructions to the Exchange Agent to issue share certificates representing the shares of Acquirer Common Stock to be issued to the Target Shareholders pursuant to Section 2.6, net of any Escrow Shares allocable to the Affiliates.

            (c) Acquirer Instructions to Exchange Agent. Provided that the Target Shareholder has fulfilled its delivery obligations under Section 2.7(b), Acquirer shall, on the Closing Date, issue irrevocable instructions to the Exchange Agent to issue certificates representing the shares of Acquirer Common Stock that such Target Shareholder is entitled to receive pursuant to Section 2,6 hereof, provided however, that certificates representing the Escrow Shares shall be retained by the Escrow Agent in accordance with the provisions of the Escrow Agreement.

            (d) Transfers of Ownership. At the Effective Time, the stock transfer books of VRS and SLS shall be closed, and there shall be no further registration of transfers of VRS Common Stock or SLS Common Stock thereafter. If any certificate for shares of Acquirer Common Stock is to be issued in a name other than that in which the security surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the securities so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquirer or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquirer Common Stock in any name other than that of the registered holder of the security surrendered, or established to the satisfaction of Acquirer or any agent designated by it that such tax has been paid or is not payable.

            (e) Dissenting Shares. The provisions of this Section 2.7 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Acquirer under this Section 2.7 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the number of shares of Acquirer Common Stock to which such holder is entitled pursuant to Section 2.6 hereof.

            (f) Escrow. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Section 9.1 hereof, Acquirer shall cause to be distributed to the Escrow Agent (as defined in Section 9.1(b) hereof) a certificate or certificates representing 10% of the aggregate number of shares of Acquirer Common Stock to be issued at the Closing, all of which shares shall come from the shares of Acquirer Common Stock that would otherwise be deliverable to the Affiliates (the "Escrow Shares") (which shall be registered in the name of the Escrow Agent as nominee for the Affiliates). The Escrow shares shall be beneficially owned by such Affiliates and such Escrow Shares shall be held in escrow and shall be available to compensate Acquirer for certain damages as provided in Section 9. To the extent not used for such purposes, such shares shall be released, all as provided in Section 9.3.

      2.8 No Further Ownership Rights in Target Securities. The shares of Acquirer Common Stock delivered upon the surrender for exchange of Target Securities in accordance with the terms hereof (including any dividends, distributions or cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Securities, and there shall be no further registration of transfers on the records of the VRS Surviving Corporation or SLS Surviving Corporation of shares of Target Securities which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Target Securities are presented to the VRS Surviving Corporation or SLS Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.8.

      2.9 Lost, Stolen or Destroyed Target Securities. In the event any Target Securities shall have been lost, stolen or destroyed, Acquirer shall, upon delivery of an affidavit of that fact by the holder of such Target Security, issue irrevocable instructions to the Exchange Agent to issue share certificates representing the shares of Acquirer Common Stock to be issued to the owner of, and in exchange for, such lost, stolen or destroyed Target Security, provided, however, that Acquirer may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Target Security to provide Acquirer with an indemnity agreement against any claim that may be made against Acquirer, the VRS Surviving Corporation, the SLS Surviving Corporation, or the Exchange Agent with respect to the Target Securities alleged to have been lost, stolen or destroyed.

      2.10 Tax Consequences. The parties hereto intend that the Merger shall constitute a "reorganization" within the meaning of Section 368 of the Code.

      2.11 Taking of Necessary Action; Further Action. Each of Acquirer, VRS Merger Sub, SLS Merger Sub, VRS and SLS will take all such reasonable and lawful action as may be necessary or desirable in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, to vest the VRS Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of VRS and VRS Merger Sub, and to vest the SLS Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of SLS and SLS Merger Sub the officers and directors of VRS, SLS, VRS Merger Sub and SLS Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

3. Representations and Warranties of VRS, SLS and Shareholders' Agent. Each of VRS and SLS (collectively, the "Targets") represents and warrants to Acquirer, VRS Merger Sub and SLS Merger Sub, that the statements contained in this Section 3 are true and correct, and Ronald E Obray represents and warrants to Acquirer, VRS Merger Sub and SLS Merger Sub, that the statements contained in
Section 3.10 are true and correct, in either case except as disclosed in a document of even date herewith and delivered by Targets to Acquirer on the date hereof referring to the representations and warranties in this Agreement (the "Target Disclosure Schedule").

      3.1 Organization, Standing and Power. VRS is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. SLS is a corporation duly organized, validly existing and in good standing under the laws of the state of California. Each Target has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect (as defined in Section 10.2) on each Target. Each Target has delivered a true and correct copy of its Articles of Incorporation or Certificate of Incorporation, as the case may be, and Bylaws or other charter documents (collectively, "Charter Documents"), as applicable, of each Target, each as amended to date, to Acquirer. Neither Target is in violation of any of the provisions of its Charter Documents. Neither Target has any Subsidiaries (as defined in Section 10.2). Except as set forth on Section 3.1 of the Target Disclosure Schedule, neither Target owns directly or indirectly any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

      3.2 Authority. Each Target has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each Target subject only to the approval of the Merger by each Target's shareholders as contemplated by Section
6.1. The affirmative vote of the holders of a majority of the shares of each Target's common stock outstanding on the record date for the Written Consents of Shareholders relating to this Agreement is the only vote of the holders of either Target's capital stock necessary under Delaware Law, in the case of the VRS, and California Law, in the case of the SLS, to approve this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Target and constitutes the valid and binding obligation of each Target enforceable against each Target in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. The execution and delivery of this Agreement by each Target do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under
(a) any provision of the Charter Documents of either Target, as amended; or (b) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to either Target or any of their properties or assets, in the case of clause (b), except for such conflicts, violations, defaults, rights of termination, cancellation or acceleration as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on either Target. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to either Target in connection with the execution and delivery of this Agreement by either Target or the consummation by either Target of the transactions contemplated hereby, except for (a) the filing of the Agreements of Merger, together with the required officers' certificates, and the filing of the Certificates of Merger, each as provided in Section 2.2; (b) filings required under the Securities Act of 1933, as amended (the "Securities Act"); (c) such filings as may be required under applicable state securities laws and the securities laws of any foreign country; (d) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"); and (e) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could not reasonably be expected to have a Material Adverse Effect on the Targets and could not reasonably be expected to prevent, or materially alter or delay, any of the transactions contemplated by this Agreement.

      3.3 Governmental Authorization. Targets have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (a) pursuant to which either Target currently operates or holds any interest in any of its properties; or (b) that is required for the operation of a Target's business or the holding of any such interest and all of such authorizations are in full force and effect except where the failure to obtain or have any such authorizations could not reasonably be expected to have a Material Adverse Effect on the Targets.

      3.4   Financial Statements.

            (a) Targets have delivered to Acquirer the audited financial statements of each Target for each of the fiscal years ended December 31, 2003 and 2004, respectively, and unaudited financial statements of each Target on a consolidated basis as at and for the five-month period ended May 31, 2005 (collectively, the "Target Financial Statements"). The Target Financial Statements have been prepared in accordance with generally accepted accounting principles (except that the unaudited financial statements do not contain footnotes and are subject to normal recurring year-end audit adjustments, the effect of which will not, individually or in the aggregate, be materially adverse) applied on a consistent basis throughout the periods presented and consistent with each other. The Target Financial Statements fairly present the consolidated financial condition, operating results and cash flow of Targets as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of the unaudited Target Financial Statements.

            (b) Targets maintain and will continue to maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed with management's general or specific authorizations;
(ii) transactions are recorded as necessary to permit preparation of financial statements of each Target and to maintain accountability for assets; (iii) access to each Target's assets is permitted only in accordance with management's authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Neither Target is a party to or otherwise involved in any "off-balance sheet arrangements" (as defined in Item 303 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            3.5 Capital Structure. The authorized capital stock of VRS consists of 10,000,000 shares of VRS Common Stock, of which there were issued and outstanding 4,088,000 shares as of the close of business on the date hereof, and the authorized capital stock of SLS consists of 100,000 shares of SLS Common Stock, of which there were issued and outstanding 200 shares as of the close of business on the date hereof. All outstanding shares of VRS Common Stock and SLS Common Stock have been duly authorized, validly issued, fully paid and are non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Charter Documents of either Target or any agreement to which either Target is a party or by which it is bound. As of the close of business on the date hereof, there were 995,000 shares of VRS Common Stock reserved for issuance under the Hands On Video Relay Services, Inc. 2004 Stock Plan (the "VRS Option Plan"), of which 693,000 shares were subject to outstanding options and 302,000 shares were reserved for future option grants. As of that same date, there were 77,000 shares of VRS Common Stock reserved for issuance upon the exercise of outstanding VRS Warrants, and the VRS Warrants are held in the amounts and by the persons set forth in Section 3.5 of the Target Disclosure Schedule. Targets have delivered to Acquirer true and complete copies of each warrant and warrant agreement evidencing each VRS Warrant and each form of agreement or stock option plan evidencing each VRS Option. Except for the rights created pursuant to this Agreement, certain VRS Notes as set forth in Section 3.5 to the Target Disclosure Schedule, and the rights otherwise disclosed in this Section 3.5 or in Section 3.5 of the Target Disclosure Schedule, there are no other options, warrants, calls, rights, commitments or agreements of any character to which either Target is a party or by which it is bound, obligating either Target to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of VRS Common Stock or SLS Common Stock or obligating either Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no other contracts, commitments or agreements relating to voting, purchase or sale of either Target's capital stock (a) between or among either Target and any of its shareholders; and (b) to the Targets' knowledge, between or among any of Targets' shareholders.

            3.6 Absence of Certain Changes. Since December 31, 2004 (the "Target Balance Sheet Date"), Targets have conducted its business in the ordinary course consistent with past practice and there has not occurred (a) any change, event or condition (whether or not covered by insurance) that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect on Targets; (b) any acquisition, sale or transfer of any material asset of either Target other than in the ordinary course of business and consistent with past practice; (c) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by either Target or any revaluation by either Target of any of its assets; (d) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of either Target or any direct or indirect redemption, purchase or other acquisition by either Target of any of its shares of capital stock; (e) any Target Material Contract (as defined in Section 3.14) entered into by either Target, other than in the ordinary course of business and as provided to Acquirer, or any material amendment or termination of, or default under, any Target Material Contract to which either Target is a party or by which it is bound; (f) any amendment or change to the Charter Documents of either Target;
(g) any increase in or modification of the compensation or benefits payable or to become payable by either Target to any of its directors or employees, other than in the ordinary course of business consistent with past practice; or (h) any negotiation or agreement by either Target to do any of the things described in the preceding clauses (a) through (g) (other than negotiations with Acquirer and its representatives regarding the transactions contemplated by this Agreement). At the Effective Time, there will be no accrued but unpaid dividends on shares of either Target's capital stock.

      3.7 Absence of Undisclosed Liabilities. Neither Target has material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (a) those set forth or adequately provided for in the balance sheets of VRS and SLS as of the Target Balance Sheet Date (the "Target Balance Sheets"); (b) those incurred in the ordinary course of business and not required to be set forth in the Target Balance Sheets under generally accepted accounting principles; (c) those incurred in the ordinary course of business since the Target Balance Sheet Date and consistent with past practice; and (d) those incurred in connection with the execution of this Agreement.

      3.8 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or, to the knowledge of Targets, investigation pending before any Governmental Entity, foreign or domestic, or, to the knowledge of Targets, threatened against either Target or any of its properties or any of its officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Targets. There is no judgment, decree or order against either Target, or, to the knowledge of Targets, any of its respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Targets. All litigation to which either Target is a party (or, to the knowledge of Targets, threatened to become a party) is described in Section 3.8 of the Target Disclosure Schedule.

      3.9 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon either Target that has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of Targets, any acquisition of property by Targets or the conduct of business by Targets as currently conducted or as proposed to be conducted by Targets.

      3.10  Intellectual Property.

            (a)   For purposes of this Agreement, "Intellectual Property" means:

                  (i) all issued patents, reissued or reexamined patents, revivals of patents, utility models, certificates of invention, registrations of patents and extensions thereof, regardless of country or formal name (collectively, "Issued Patents");

                  (ii) all published or unpublished nonprovisional and provisional patent applications, reexamination proceedings, invention disclosures and records of invention (collectively "Patent Applications" and, with the Issued Patents, the "Patents");

                  (iii) all copyrights, semiconductor topography and mask work rights (including all rights of authorship, use, publication, reproduction, distribution, performance and transformation and moral rights and rights of ownership with respect to copyrightable works, semiconductor topography works and mask works), and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions (collectively, "Copyrights");

                  (iv) trademarks, registered trademarks, applications for registration of trademarks, service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registrations of trade names (collectively, "Trademarks") and domain name registrations;

                  (v) all trade secrets and proprietary information (including with respect to technology, ideas, inventions, designs, manufacturing and operating specifications, know-how, formulae, technical data, computer programs, hardware, software and processes); and

                  (vi) all other intellectual property rights and protections, worldwide.

            (b) Each Target owns and has good and marketable title to, or possesses legally enforceable rights to use, all Intellectual Property that is both used in and material to the business of such Target as currently conducted and as proposed to be conducted by such Target. The Intellectual Property owned by or licensed to each Target collectively constitutes all of the material Intellectual Property necessary to enable such Target to conduct its business as such business is currently being conducted by such Target.

            (c) For the purposes of this Agreement, "Target Intellectual Property" means Intellectual Property incorporated into any product of Targets or otherwise used in the business of Targets (except "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding $10,000 on standard terms and conditions, as modified for Targets' operations). Section 3.10(c) of the Target Disclosure Schedule lists:

                  (i) the following Target Intellectual Property to the extent owned by either Target: (A) all Issued Patents and Patent Applications, (B) all registered Trademarks and pending trademark applications and (C) all registered Copyrights, including the jurisdictions in which each such Intellectual Property has been issued or registered or in which any such application for such issuance and registration has been filed; and

                  (ii) the following agreements relating to each of the products of Targets (the "Target Products") or Target Intellectual Property: all (A) agreements granting any right to distribute or sublicense a Target Product on any exclusive or non-exclusive basis; (B) any exclusive or non-exclusive licenses of Intellectual Property to or from either Target; (C) agreements pursuant to which the amounts actually paid or payable under firm commitments to either Target are $15,000 or more; (D) joint development agreements; ; (E) agreements pursuant to which either of the Targets grants any ownership right to any Target Intellectual Property; (F) any order of a court of competent jurisdiction relating to Target Intellectual Property; (G) any option to purchase or obtain a license to any Target Intellectual Property owned by either of the Targets; and (H) agreements pursuant to which either of the Targets grants any party any rights to access source code or to use source code to create derivative works of Target Products.

            (d) Section 3.10(d) of the Target Disclosure Schedule contains an accurate list as of the date of this Agreement of all licenses, sublicenses and other agreements to which either Target is a party and pursuant to which either Target is authorized to use any Intellectual Property that is owned by any third party and material to the business of the Targets, excluding "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding $10,000 on standard terms and conditions ("Third Party Target Intellectual Property").

            (e) To the knowledge of Targets, there is no unauthorized use, disclosure, infringement or misappropriation of any Target Intellectual Property, including any Third Party Target Intellectual Property, by any third party, including any employee or former employee of either Target, other than such uses, disclosures, infringements or misappropriations as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Targets. Except as disclosed in Section 3.10(e) of the Target Disclosure Schedule, neither Target has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in standard sales or other agreements to end users arising in the ordinary course of business, the forms of which have been delivered to Acquirer or its counsel. Except pursuant to the agreements disclosed in Section 3.10(d) of the Target Disclosure Schedule, there are no royalties, fees or other payments payable by Targets to any party by reason of the ownership, use, sale or disposition of Third Party Target Intellectual Property.

            (f) Other than with respect to matters which have been fully resolved, settled and, if applicable, fully paid, prior to the date hereof, neither Target has knowledge of, and neither Target has received written or oral notice asserting any breach by either Target of any license, sublicense or other agreement relating to the Target Intellectual Property or Third Party Target Intellectual Property. Neither the execution, delivery or performance of this Agreement or any ancillary agreement contemplated hereby nor the consummation of the Merger or any of the transactions contemplated by this Agreement will contravene, conflict with or result in any limitation on Acquirer's right to own or use any Target Intellectual Property, including any Third Party Target Intellectual Property.

            (g) To the knowledge of Targets, all Patents, registered Trademarks and registered Copyrights owned by Targets are valid and subsisting. With respect to any Patents owned by Targets, all maintenance and annual fees have been fully paid. Other than with respect to matters which have been fully resolved, settled and, if applicable, fully paid prior to the date hereof, Targets have no knowledge of, and neither Target has received any written or oral assertion of, any actual, alleged, possible or potential infringement, misappropriation or unlawful use by Targets of any Intellectual Property owned by any third party, and there is no proceeding pending or threatened with respect to the foregoing. There is no proceeding pending or threatened with respect to, nor has either Target received any written claim or demand that challenges, the legality, validity, enforceability or ownership of any item of Target Intellectual Property that is owned by either of the Targets,. Neither Target has brought a proceeding alleging infringement of Target Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

            (h) All current and former officers and employees of each Target, to the extent the duties of such officers and employees involve the handling of confidential information of Acquirer or the creation of Intellectual Property, have executed and delivered to such Target an agreement regarding the protection of proprietary information and the assignment or exclusive license to such Target of any Intellectual Property arising from services performed for such Target by such persons, the form of which has been supplied to Acquirer. To the knowledge of Targets, no employee of either Target is in violation of any term relating to Intellectual Property or confidentiality contained in any patent disclosure agreement or employment contract or any other contract or agreement relating to the relationship of any such employee with either Target. To the knowledge of Targets, no current or former officer, director or employee of either Target has any right, claim or interest in or with respect to any Target Intellectual Property owned by either Target.

            (i) Targets have taken commercially reasonable measures and precautions necessary to protect and maintain the confidentiality of all Target Intellectual Property (except such Target Intellectual Property whose value would not be materially impaired by public disclosure). All disclosure to a third party of any trade secrets that are material to the businesses of and owned by either Target has been pursuant to the terms of a written agreement between such Target and such third party.

            (j) Except as set forth in Section 3.10(j) of the Target Disclosure Schedule and except for any claims that have been resolved prior to the date hereof, no product liability claims have been communicated in writing to or, to Targets' knowledge, threatened against either Target.

            (k) A complete list of each of the Target Products and Targets' proprietary software that is material to their respective businesses ("Target Software"), together with a brief description of each, is set forth in Section 3.10(k) of the Target Disclosure Schedule.

            (l) To the knowledge of Targets, neither Target is subject to any proceeding or outstanding decree, order, judgment or stipulation restricting in any manner the use, transfer or licensing of any Target Intellectual Property owned by either Target, or which may affect the validity, use or enforceability of such Target Intellectual Property.

            (m) To the knowledge of Targets, no Public Software (as defined below) forms a material part of the any Target Products, services provided by Targets ("Target Services") or Target Intellectual Property, and no Public Software was or is (A) both used in connection with, and material to, the development of any Target Product, Target Service or Target Intellectual Property or (B) in any material respect is incorporated into, in whole or in part, or has been distributed with, in whole or in part, any Target Product, Target Service or Target Intellectual Property. As used in this Section 3.10(m), "Public Software" means any software that is distributed as free software (as defined by the Free Software Foundation), open source software (e.g., Linux or software distributed under any license approved by the Open Source Initiative as set forth www.opensource.org) or similar licensing or distribution models which requires the distribution of source code to licensees, including software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (i) GNU's General Public License (GPL) or Lesser/Library GPL (LGPL); (ii) the Artistic License (e.g., PERL); (iii) the Mozilla Public License; (iv) the Netscape Public License; (v) the Sun Community Source License (SCSL); (vi) the Sun Industry Standards License (SISL); (vii) the BSD License; or (viii) the Apache License.

      3.11 Interested Party Transactions. Neither Target is indebted to any director, officer, employee or agent of either Target (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to either Target. There have been no transactions during the two-year period ending on the date hereof that would require disclosure if either Target were subject to disclosure under Item 404 of Regulation S-K under the Securities Act.

      3.12 Minute Books. The minute book of each Target contains a materially complete and accurate summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation of such Target through the date of this Agreement, and reflects all transactions referred to in such minutes accurately in all material respects.

      3.13 Complete Copies of Materials. All copies of documents delivered or made available by Targets to Acquirer in connection with Acquirer's due diligence review of Targets have been true and complete copies of each such document.

      3.14 Target Material Contracts. All of the Target Material Contracts (as defined in this Section 3.14) are listed in Section 3.14 of the Target Disclosure Schedule. With respect to the Target Material Contracts: (a) each Target Material Contract is legal, valid, binding and enforceable and in full force and effect with respect to the Target party thereto, and, to Targets' knowledge, is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, in either case subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; (b) each Target Material Contract will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Effective Time in accordance with its terms as in effect prior to the Effective Time, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; and (c) neither Targets nor, to Targets' knowledge, any other party is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default by either Target or, to Targets' knowledge, by any such other party, or permit termination, modification or acceleration, under such Target Material Contract, subject to such exceptions as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Targets. Neither Target is a party to any oral contract, agreement or other arrangement. "Target Material Contract" means any contract, agreement or commitment to which either Target is a party (a) with expected receipts or expenditures in excess of $15,000; (b) required to be listed pursuant to Section 3.10(d) or Section 3.21; (c) requiring either Target to indemnify any party; (d) granting any exclusive rights to any party; (e) evidencing indebtedness for borrowed or loaned money of $15,000 or more, including guarantees of such indebtedness; or (f) that could reasonably be expected to have a Material Adverse Effect on Targets if breached by the Target party thereto in such a manner as would (I) permit any other party to cancel or terminate the same (with or without notice or passage of time); (II) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from either Target; or
(III) give rise to a right of acceleration of any material obligation or loss of any material benefit under such Target Material Contract.

      3.15 Inventory. The Targets have no inventory as of the Target Balance Sheet Date. Any inventory acquired subsequent to such date and prior to the Closing shall be acquired and maintained in the ordinary course of business, shall be of good and merchantable quality, and will consist of items of a quantity and quality usable or salable in the ordinary course of business. The values at which any inventories will be carried will reflect an inventory valuation policy of the Targets which is in accordance with generally accepted accounting principles applied on a consistent basis. The Targets are not under any material liability or obligation with respect to the return of any item of inventory in the possession of wholesalers, retailers or other customers. Since the Target Balance Sheet Date, adequate provision has been made on the books of Targets in the ordinary course of business in accordance with generally accepted accounting principles applied on a consistent basis to provide for all material slow-moving, obsolete or unusable inventories to their estimated useful or scrap values, and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage.

      3.16 Accounts Receivable. Subject to any reserves set forth therein, the accounts receivable shown on the Target Financial Statements are valid and genuine, have arisen solely out of bona fide sales and deliveries of goods, performance of services, and other business transactions in the ordinary course of business consistent with past practices in each case with persons other than affiliates, are not subject to any prior assignment, lien or security interest, and to Targets' knowledge are not subject to valid defenses, set-offs or counter claims. The accounts receivable are collectible in accordance with their terms at their recorded amounts, subject only to the reserve for doubtful accounts on the Target Financial Statements.

      3.17 Customers and Suppliers. As of the date hereof, no customer that individually accounted for more than 5% of either Target's gross revenues during the 12-month period preceding the date hereof and no supplier of either Target that individually accounted for more than 5% of such Target's purchases during the 12-month period preceding the date hereof has canceled or otherwise terminated, or made any written threat to either Target to cancel or otherwise terminate its relationship with such Target or has at any time on or after the Target Balance Sheet Date, decreased materially its services or supplies to either Target in the case of any supplier, or its usage of the services or products of either Target in the case of such customer, and to Targets' knowledge, no such supplier or customer has indicated either orally or in writing that it intends to cancel or otherwise terminate its relationship with either Target or to decrease materially its services or supplies to either Target or its usage of the services or products of either Target, as the case may be. Neither Target has knowingly breached, so as to provide a benefit to a Target that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of either Target.

      3.18 Employees and Consultants. Section 3.18 of the Target Disclosure Schedule contains a list of the names of all employees (including without limitation part-time employees and temporary employees), leased employees, independent contractors and consultants of Targets, together with their respective salaries or wages, other compensation, dates of employment and positions.

      3.19 Title to Property. Each Target has good and marketable title to all of its properties, interests in properties and assets, real and personal, reflected in the Target Balance Sheets or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Target Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests therein, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (a) the lien of current taxes not yet due and payable; (b) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties; (c) liens securing debt that is reflected on the Target Balance Sheets or listed in Section 3.19 of the Target Disclosure Schedule; and (d) such other mortgages, liens, pledges, charges or encumbrances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Targets. The plants, property and equipment of Each Target that are used in the operations of such Target's business are in all material respects in good operating condition and repair, subject to normal wear and tear. All properties used in the operations of Targets are reflected in the Target Balance Sheets to the extent required by generally accepted accounting principles. All leases to which either Target is a party are in full force and effect and are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally; and general principles of equity, regardless of whether asserted in a proceeding in equity or at law. True and correct copies of all such leases have been provided to Acquirer. Targets own no real property.

      3.20  Environmental Matters.

            (a)   The following terms shall be defined as follows:

                  (i) "Environmental Laws" shall mean any applicable foreign, federal, state or local governmental laws (including common laws), statutes, ordinances, codes, regulations, rules, policies, permits, licenses, certificates, approvals, judgments, decrees, orders, directives, or requirements that pertain to the protection of the environment, protection of public health and safety, or protection of worker health and safety, or that pertain to the handling, use, manufacturing, processing, storage, treatment, transportation, discharge, release, emission, disposal, re-use, recycling, or other contact or involvement with Hazardous Materials (as defined in Section 3.19(a)(ii), including, without limitation, the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as amended ("CERCLA"), and the federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended ("RCRA").

                  (ii) "Hazardous Materials" shall mean any material, chemical, compound, substance, mixture or by-product that is identified, defined, designated, listed, restricted or otherwise regulated under Environmental Laws as a "hazardous constituent," "hazardous substance," "hazardous material," "acutely hazardous material," "extremely hazardous material," "hazardous waste," "hazardous waste constituent," "acutely hazardous waste," "extremely hazardous waste," "infectious waste," "medical waste," "biomedical waste," "pollutant," "toxic pollutant," "contaminant" or any other formulation or terminology intended to classify or identify substances, constituents, materials or wastes by reason of properties that are deleterious to the environment, natural resources, worker health and safety, or public health and safety, including without limitation ignitability, corrosivity, reactivity, carcinogenicity, toxicity and reproductive toxicity. The term "Hazardous Materials" shall include without limitation any "hazardous substances" as defined, listed, designated or regulated under CERCLA, any "hazardous wastes" or "solid wastes" as defined, listed, designated or regulated under RCRA, any asbestos or asbestos-containing materials, any polychlorinated biphenyls, and any petroleum or hydrocarbonic substance, fraction, distillate or by-product.

            (b) To the knowledge of Targets, each Target is and has been in material compliance with all Environmental Laws relating to the properties or facilities used, leased or occupied by such Target at any time (collectively, "Targets' Facilities;" such properties or facilities currently used, leased or occupied by either Target are defined herein as "Targets' Current Facilities"), and no discharge, emission, release, leak or spill of Hazardous Materials has occurred at any of Targets' Facilities during Targets' occupancy thereof that may or will give rise to a material liability of either Target under Environmental Laws. To Targets' knowledge, (i) there are no Hazardous Materials (including without limitation asbestos) present in the surface waters, structures, groundwaters or soils of or beneath any of Targets' Current Facilities, (ii) there neither are nor have been any aboveground or underground storage tanks for Hazardous Materials at Targets' Current Facilities, and (iii) no Target employee or other person has claimed that either Target is liable for alleged injury or illness resulting from an alleged exposure to a Hazardous Material. Except as set forth in Section 3.20 of the Target Disclosure Schedule, no civil, criminal or administrative action, proceeding or investigation is pending against either Target, or, to Targets' knowledge, threatened against either Target, with respect to Hazardous Materials or Environmental Laws; and neither Target is aware of any facts or circumstances that could form the basis for assertion of a claim against either Target or that could form the basis for liability of either Target, regarding Hazardous Materials or regarding actual or potential noncompliance with Environmental Laws.

      3.21  Taxes.

            (a) "Tax" (and, with correlative meaning, "Taxes") shall mean any of the following charges imposed by or payable to any governmental authority: any income, gross receipts, license, payroll, employment, excise, severance, stamp, business, occupation, premium, windfall profits, environmental (including Taxes under section 59A of the Code), capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, production, sales, use, transfer, registration, ad valorem, or value added tax, any alternative or add-on minimum tax, any estimated tax, and any levy, impost, duty, assessment or withholding in the nature of a tax, in each case including any interest, penalty, or addition thereto, whether disputed or not, and including any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

            (b) "Tax Return" shall mean any return, declaration, report, claim for refund, information return or statement relating to Taxes, including any schedule or attachment thereto, and any amendment thereof, to be filed (whether on a mandatory or elective basis) with any governmental authority responsible for the imposition or collection of Taxes.

            (c) Each Target has prepared and timely filed all Tax Returns required to be filed by such Target for any period ending on or before the Closing Date. All Tax Returns filed by each Target are true and correct in all material respects and have been completed in accordance with applicable law, and all Taxes shown to be due on such Tax Returns have been timely paid.

            (d) Each Target, as of the Effective Time, (i) will have paid all Taxes shown to be payable on such Tax Returns covered by Section 3.21(c), and
(ii) will have withheld with respect to its employees all Taxes required to be withheld.

            (e) There is no Tax deficiency outstanding or assessed or, to Targets' knowledge, proposed against either Target that is not reflected as a liability on the Target Balance Sheets, nor has either Target executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax.

            (f) Neither Target has liabilities for unpaid Taxes that have not been accrued for or reserved on the Target Balance Sheets, whether asserted or unasserted, contingent or otherwise and neither Target has knowledge of any basis for the assertion of any such liability attributable to either Target, its assets or operations.

            (g) Neither Target is a party to any tax-sharing agreement or similar arrangement with any other party. Neither Target has any material liability for any Taxes of any person, other than such Target, under the Treasury Regulation section 1.1502-6 or any comparable provision of state, local or foreign law, as a transferee or successor, by contract, or otherwise.

            (h) Neither Target's Tax Returns have been audited by a government or taxing authority, nor is any such audit in process or pending, and neither Target has been notified of any request for such an audit or other examination.

            (i) Neither Target has been a member of an affiliated group of corporations filing a consolidated federal income Tax Return.

            (j) Each Target has disclosed to Acquirer (i) any Tax exemption, Tax holiday or other Tax-sparing arrangement that such Target has in any jurisdiction, including the nature, amount and lengths of such Tax exemption, Tax holiday or other Tax-sparing arrangement; and (ii) any expatriate tax programs or policies affecting such Target. Each Target is in compliance in all material respects with all terms and conditions required to maintain such Tax exemption, Tax holiday or other Tax-sparing arrangement or order of any governmental entity and the consummation of the transactions contemplated hereby will not have any adverse effect on the continuing validity and effectiveness of any such Tax exemption, Tax holiday or other Tax-sparing arrangement or order.

            (k) Each Target has made available to Acquirer copies of all Returns filed for all periods since such Target's inception.

            (l) Neither Target has filed any consent agreement under Section 341(f) of the Code nor agreed to have Section 341(f)(4) apply to any disposition of assets owned by such Target.

            (m) Neither Target is, or has been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of section 897(c)(2) of the Code.

            (n) Neither Target is a party to any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of such Target that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code by such Target or the VRS Merger Sub or SLS Merger Sub as an expense under applicable law.

            (o) Schedule 3.21(o) contains a list enumerating each jurisdiction in which either Target is required to pay Taxes or file Tax Returns and specifying the type of Taxes paid and Tax Returns filed in that jurisdiction.

            (p) Each Target (i) has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes from the wages or salaries of employees and independent contractors,
(ii) has paid over to the proper governmental authorities all amounts required to be so withheld and (iii) is not liable for any Taxes for failure to comply with such laws, rules and regulations.

            (q) Neither Target has distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code. No stock of either Target has been distributed in a transaction satisfying the requirements of Section 355 of the Code.

      3.22  Employee Benefit Plans.

            (a) Section 3.22 of the Target Disclosure Schedule contains a complete and accurate list of each plan, program, policy, practice, contract, agreement or other arrangement providing for employment, compensation, retirement, deferred compensation, loans, severance, separation, relocation, repatriation, expatriation, visas, work permits, termination pay, performance awards, bonus, incentive, stock option, stock purchase, stock bonus, phantom stock, stock appreciation right, supplemental retirement, fringe benefits, cafeteria benefits or other benefits, whether written or unwritten, including without limitation each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is or has been sponsored, maintained, contributed to, or required to be contributed to by either Target and, with respect to any such plans which are subject to Code Section 401(a), any trade or business (whether or not incorporated) that is or at any relevant time was treated as a single employer with either Target within the meaning of Section 414(b), (c), (m) or
(o) of the Code, (an "ERISA Affiliate") for the benefit of any person who performs or who has performed services for either Target or with respect to which either Target or any ERISA Affiliate has or may have any liability (including without limitation contingent liability) or obligation (collectively, the "Target Employee Plans").

            (b) Documents. Each Target has furnished to Acquirer true and complete copies of documents embodying each of the Target Employee Plans and related plan documents, including without limitation trust documents, group annuity contracts, plan amendments, insurance policies or contracts, participant agreements, employee booklets, administrative service agreements, summary plan descriptions, compliance and nondiscrimination tests for the last three plan years, standard COBRA forms and related notices, registration statements and prospectuses and, to the extent still in its possession, any material employee communications relating thereto. With respect to each Target Employee Plan that is subject to ERISA reporting requirements, Targets have provided copies of the Form 5500 reports filed for the last five plan years. Targets have furnished Acquirer with the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Target Employee Plan, and to Targets' knowledge nothing has occurred since the issuance of each such letter that could reasonably be expected to cause the loss of the tax-qualified status of any Target Employee Plan subject to Code Section 401(a).

            (c) Compliance. (i) Each Target Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Targets; and Targets and each ERISA Affiliate have performed all material obligations required to be performed by them under, are not in material respect in default under or violation of and have no knowledge of any material default or violation by any other party to, any of the Target Employee Plans; (ii) any Target Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all currently effective amendments to the Code, or has time remaining to apply under applicable Treasury Regulations or Internal Revenue Service pronouncements for a determination or opinion letter and to make any amendments necessary to obtain a favorable determination or opinion letter; (iii) none of the Target Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person (except to the extent required to comply with "COBRA" (as defined in paragraph (e) below) or any similar state law); (iv) there has been no non-exempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Target Employee Plan; (v) neither Target nor any ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any Target Employee Plan; (vi) all contributions required to be made by either Target or any ERISA Affiliate to any Target Employee Plan have been paid or accrued; (vii) with respect to each Target Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to
Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; (viii) each Target Employee Plan subject to ERISA has prepared in good faith and timely filed all requisite governmental reports, which were true and correct as of the date filed, and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Target Employee Plan;
(ix) no suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Targets is threatened, against or with respect to any such Target Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor; (x) there has been no amendment to, written interpretation or announcement by either Target or any ERISA Affiliate that would materially increase the expense of maintaining any Target Employee Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the Target Financial Statements; and (xi) no Target Employee Plan is required to comply with any foreign law.

            (d) No Title IV or Multiemployer Plan. Neither Target nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, contributed to, or is obligated to contribute to, or otherwise incurred any obligation or liability (including without limitation any contingent liability) under any "multiemployer plan" (as defined in Section 3(37) of ERISA) or to any "pension plan" (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or Section 412 of the Code. Neither Target nor any ERISA Affiliate has any actual or potential withdrawal liability (including without limitation any contingent liability) for any complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) from any multiemployer plan.

            (e) COBRA, FMLA, HIPAA, Cancer Rights. With respect to each Target Employee Plan, each Target has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations thereunder or any state law governing health care coverage extension or continuation; (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder; (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"); and (iv) the applicable requirements of the Cancer Rights Act of 1998, except to the extent that such failure to comply could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Targets. Neither Target has any material unsatisfied obligations to any employees, former employees or qualified beneficiaries pursuant to COBRA, HIPAA or any state law governing health care coverage extension or continuation.

            (f) Effect of Transaction. The consummation of the transactions contemplated by this Agreement will not either alone or in conjunction with an individual's termination of employment or service or a change in the terms and conditions of employment or service (i) entitle any current or former employee or other service provider of either Target or any ERISA Affiliate to severance benefits or any other payment (including without limitation unemployment compensation, golden parachute, bonus or benefits under any Target Employee
Plan), except as expressly provided in this Agreement; or (ii) accelerate the time of payment or vesting of any such benefits or increase the amount of compensation due any such employee or service provider. No benefit payable or that may become payable by either Target pursuant to any Target Employee Plan or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) subject to the imposition of an excise Tax under Section 4999 of the Code or the deduction for which would be disallowed by reason of Section 280G of the Code. Each Target Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Acquirer or either Target other than ordinary administration expenses typically incurred in a termination event.

      3.23 Employee Matters. Each Target is in compliance with all currently applicable laws and regulations respecting terms and conditions of employment, including without limitation applicant and employee background checking, immigration laws, discrimination laws, verification of employment eligibility, employee leave laws, classification of workers as employees and independent contractors, wage and hour laws, and occupational safety and health laws, except for such noncompliance that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Targets. There are no proceedings pending or, to Targets' knowledge, reasonably expected or threatened, between either Target, on the one hand, and any or all of its current or former employees, on the other hand, which proceedings could reasonably be expected to have, a Material Adverse Effect on such Target, including without limitation any claims for actual or alleged harassment or discrimination based on race, national origin, age, sex, sexual orientation, religion, disability, or similar tortious conduct, breach of contract, wrongful termination, defamation, intentional or negligent infliction of emotional distress, interference with contract or interference with actual or prospective economic disadvantage. There are no claims pending, or, to Targets' knowledge, reasonably expected or threatened, against either Target under any workers' compensation or long-term disability plan or policy. Neither Target has any material unsatisfied obligations to any employees, former employees, or qualified beneficiaries pursuant to COBRA, HIPAA, or any state law governing health care coverage extension or continuation. Neither Target is a party to any collective bargaining agreement or other labor union contract, nor does either Target know of any activities or proceedings of any labor union to organize its employees. Each Target has provided all employees with all wages, benefits, relocation benefits, stock options, bonuses and incentives, and all other compensation that became due and payable through the date of this Agreement. No "mass layoff", "plant closing" or similar event as defined by the Worker Adjustment and Notification Act (29 U.S.C. ss. 2101 et seq.) with respect to each Target has occurred.

      3.24 Insurance. Each Target has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of such Target. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and each Target is otherwise in compliance in all material respects with the terms of such policies and bonds. Neither Target has knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

      3.25 Compliance With Laws. Each Target has complied with, is not in violation of and has not received any notices of violation with respect to, any federal state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not reasonably be expected to have a Material Adverse Effect on Targets.

      3.26 Brokers' and Finders' Fee. Neither Target has entered into any arrangement or agreement with any broker, finder or investment banker that would be entitled to brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges from either Target in connection with the Merger, this Agreement or any transaction contemplated hereby.

      3.27  Privacy Policies and Web Site Terms and Conditions.

            (a)   For purposes of this Section 3.27:

                  (i) "Target Sites" means all of Targets' public sites on the World Wide Web; and

                  (ii) "Target Privacy Statements" means, collectively, any and all of Targets' privacy policies published on the Target Sites or otherwise made available by either Target regarding the collection, retention, use and distribution of the personal information of individuals, including, without limitation, from visitors of any of the Target Sites ("Individuals").

            (b) Each Target is in material compliance with (i) the Target Privacy Statements as applicable to any given set of personal information collected by such Target from Individuals; and (ii) all applicable privacy laws and regulations regarding the collection, retention, use and disclosure of personal information.

            (c) Neither Target has received written notice of any claims or controversies regarding the Target Privacy Statements or the implementation thereof.

      3.28 International Trade Matters. Each Target is, and at all times has been, in material compliance with and has not been and is not in material violation of any International Trade Law (defined below), including but not limited to, all laws and regulations related to the import and export of commodities, software, and technology from and into the United States, and the payment of required duties and tariffs in connection with same. Neither Target has a basis to expect, nor has any of them or any other person for whose conduct they are or may be held to be responsible received, any actual or threatened order, notice, or other communication from any governmental body of any actual or potential violation or failure to comply with any International Trade Law. "International Trade Law" shall mean U.S. statutes, laws and regulations applicable to international transactions, including, but not limited to, the Export Administration Act, the Export Administration Regulations, the Foreign Corrupt Practices Act, the Arms Export Control Act, the International Traffic in Arms Regulations, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the U.S. Customs laws and regulations, the Foreign Asset Control Regulations, and any regulations or orders issued thereunder.

      3.29 Registration Statement and Proxy Statement. None of the information to be supplied by either Target or any of its accountants, counsel or other authorized representatives for inclusion in (a) the Registration Statement (as defined in Section 6.2(b)) or (b) the Joint Proxy Statement (as defined in
Section 6.1(b)) will, in the case of the Joint Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Joint Proxy Statement and any amendments or supplements thereto, and at the time of the meetings of the shareholders of Targets to be held in connection with the Merger, or, in the case of the Registration Statement and any amendments thereto, at the time it is declared effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, it being understood and agreed that no representation or warranty is made by either Target with respect to any information supplied by Acquirer or its accountants, counsel or other authorized representatives. If at any time prior to the Effective Time any event with respect to either Target or their officers and directors shall occur which is or should be described in an amendment of, or a supplement to, the Joint Proxy Statement or the Registration Statement, such event shall be so described and the presentation in such amendment or supplement of such information will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading in any material respect or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading.

      3.30 Representations Complete. None of the representations or warranties made by either Target herein or in any Schedule or Exhibit hereto, including the Target Disclosure Schedule, or certificate furnished by either Target pursuant to this Agreement or any written statement furnished to Acquirer pursuant hereto or in connection with the transactions contemplated hereby, when all such documents are read together in their entirety, contain, or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

      3.31 Board Approval. The Boards of Directors of each Target, by resolutions duly adopted at meetings duly called and held and not subsequently rescinded or modified in any way, have duly (i) approved this Agreement and the Merger and (ii) recommended that the shareholders of each Target approve this Agreement, the Merger and the other transactions contemplated hereby.

4. Representations and Warranties of Acquirer, VRS Merger Sub and SLS Merger Sub. Acquirer, VRS Merger Sub and SLS Merger Sub represent and warrant to VRS and SLS and the Target Shareholders that the statements contained in this
Section 4 are true and correct, except as disclosed in a document of even date herewith and delivered by Acquirer to Target on the date hereof referring to the representations and warranties in this Agreement (the "Acquirer Disclosure Schedule"). For purposes of the representations and warranties set forth in this
Section 4 only, unless the context otherwise requires, the term "Acquirer" shall mean the "Acquirer and its Subsidiaries, taken as a whole".

      4.1 Organization, Standing and Power. Each of Acquirer and VRS Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. SLS Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of California. Except as described in Section 4.21 of the Acquirer Disclosure Schedule, every other Subsidiary of Acquirer is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Acquirer has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect on Acquirer. Acquirer has delivered a true and correct copy of the Charter Documents of Acquirer, VRS Merger Sub, SLS Merger Sub and any other Subsidiary of Acquirer, each as amended to date, to Targets. Neither Acquirer, VRS Merger Sub, SLS Merger Sub nor any other Subsidiary of Acquirer is in violation of any of the provisions of its Charter Documents.

      4.2 Authority. Acquirer, VRS Merger Sub and SLS Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been, or will have been by the Closing, duly authorized by all necessary corporate action on the part of Acquirer, VRS Merger Sub and SLS Merger Sub. This Agreement has been duly executed and delivered by Acquirer, VRS Merger Sub and SLS Merger Sub and constitutes the valid and binding obligations of Acquirer, VRS Merger Sub and SLS Merger Sub enforceable against Acquirer, VRS Merger Sub and SLS Merger Sub in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. The execution and delivery of this Agreement by Acquirer, VRS Merger Sub and SLS Merger Sub do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under (a) any provision of the Charter Documents of Acquirer, VRS Merger Sub and SLS Merger Sub or any of their Subsidiaries, as amended; or (b) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquirer, VRS Merger Sub and SLS Merger Sub or any of their Subsidiaries or their properties or assets in the case of clause (b), except for such conflicts, violations, defaults, rights of termination, cancellation or acceleration as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Acquirer. No consent, approval, order or authorization of or registration, declaration or filing with any Governmental Entity is required by or with respect to Acquirer, VRS Merger Sub and SLS Merger Sub or any of their Subsidiaries in connection with the execution and delivery of this Agreement by Acquirer, VRS Merger Sub and SLS Merger Sub or the consummation by Acquirer, VRS Merger Sub and SLS Merger Sub of the transactions contemplated hereby, except for (a) the filing of the Agreements of Merger, together with the required officers' certificates, and the filing of the Certificates of Merger, each as provided in Section 2.2; (b) filings required under the Securities Act; (c) filings required under the Exchange Act, (d) filings required by the National Association of Securities Dealers ("NASD"); (d) such filings as may be required under applicable state securities laws and the securities laws of any foreign country; (e) such filings as may be required under HSR; (f) the filing with the Nasdaq Small Cap Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquirer Common Stock issuable in exchange for the Target Securities in the Merger and upon exercise of options under the VRS Option Plan assumed by Acquirer; and (g) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could not reasonably be expected to have a Material Adverse Effect on Acquirer and could not reasonably be expected to prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

      4.3 Governmental Authorization. Acquirer has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (a) pursuant to which Acquirer currently operates or holds any interest in any of its properties; or (b) that is required for the operation of Acquirer's business or the holding of any such interest and all of such authorizations are in full force and effect except where the failure to obtain or have any such authorizations could not reasonably be expected to have a Material Adverse Effect on Acquirer.

      4.4   Financial Statements.

            (a) Acquirer has delivered to the Targets the audited financial statements of Acquirer on a consolidated basis for each of the fiscal years ended December 31, 2002, 2003 and 2004, respectively, and unaudited financial statements of Acquirer on a consolidated basis as at and for the five-month period ended May 31, 2005 (collectively, the "Acquirer Financial Statements"). The Acquirer Financial Statements have been prepared in accordance with generally accepted accounting principles (except that the unaudited financial statements do not contain footnotes and are subject to normal recurring year-end audit adjustments, the effect of which will not, individually or in the aggregate, be materially adverse) applied on a consistent basis throughout the periods presented and consistent with each other. The Acquirer Financial Statements fairly present the consolidated financial condition, operating results and cash flow of Acquirer as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of the unaudited Acquirer Financial Statements.

            (b) Acquirer maintains and will continue to maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed with management's general or specific authorizations;
(ii) transactions are recorded as necessary to permit preparation of consolidated financial statements of Acquirer and to maintain accountability for assets; (iii) access to Acquirer's assets is permitted only in accordance with management's authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Acquirer is not party to or otherwise involved in any "off-balance sheet arrangements" (as defined in Item 303 of Regulation S-K under the Exchange Act).

      4.5   Capital Structure.

            (a) The authorized capital stock of Acquirer consists of 200,000,000 shares of Acquirer Common Stock, of which 2,093,451 shares were issued and outstanding as of the close of business on the date hereof. All outstanding shares of Acquirer Common Stock have been duly authorized, validly issued, fully paid and are nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Charter Documents of Acquirer or any agreement to which Acquirer is a party or by which it is bound. As of the close of business on the date hereof, Acquirer has reserved 269,774 shares of Acquirer Common Stock for issuance to employees, directors and independent contractors pursuant to the Acquirer's Stock Option Plan (the "Acquirer Option Plan"), of which 212,746 shares are subject to outstanding, unexercised options.

            (b) Section 4.5(b) of the Acquirer Disclosure Schedule sets forth a list of each Subsidiary of Acquirer and its jurisdiction of organization. All of the outstanding shares of capital stock of each Subsidiary of Acquirer (i) have been duly authorized, validly issued, fully paid and are nonassessable, and are not subject to preemptive rights or rights of first refusal created by statute, the Charter Documents of any Subsidiary of Acquirer or any agreement to which any Subsidiary of Acquirer is a party or by which it is bound, and (ii) are owned by Acquirer, by another Subsidiary of Acquirer or by Acquirer and another Subsidiary of Acquirer, free and clear of all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever.

            (c) Except for the rights created pursuant to this Agreement and the rights otherwise disclosed in this Section 4.5 or in Section 4.5 of the Acquirer Disclosure Schedule, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Acquirer or any Subsidiary of Acquirer is a party or by which any of them is bound obligating any of them to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of their capital stock or obligating Acquirer or any Subsidiary of Acquirer to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no other contracts, commitments or agreements relating to voting, purchase or sale of the capital stock of Acquirer or any Subsidiary of Acquirer (a) between or among Acquirer or any Subsidiary of Acquirer or any of their shareholders; and
(b) to Acquirer's knowledge, between or among any of Acquirer's shareholders.

      4.6 Absence of Certain Changes. Since December 31, 2004 (the "Acquirer Balance Sheet Date"), Acquirer has conducted its business in the ordinary course consistent with past practice and there has not occurred (a) any change, event or condition (whether or not covered by insurance) that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect on Acquirer; (b) any acquisition, sale or transfer of any material asset of Acquirer other than in the ordinary course of business and consistent with past practice; (c) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Acquirer or any revaluation by Acquirer of any of its assets; (d) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Acquirer or any direct or indirect redemption, purchase or other acquisition by Acquirer of any of its shares of capital stock; (e) any Acquirer Material Contract (as defined in Section 4.14) entered into by Acquirer, other than in the ordinary course of business and as provided to Targets, or any material amendment or termination of, or default under, any Acquirer Material Contract to which Acquirer is a party or by which it is bound; (f) any amendment or change to the Charter Documents of Acquirer, VRS Merger Sub, SLS Merger Sub or any of their Subsidiaries; (g) any increase in or modification of the compensation or benefits payable or to become payable by Acquirer to any of its directors or employees, other than in the ordinary course of business consistent with past practice; or (h) any negotiation or agreement by Acquirer to do any of the things described in the preceding clauses (a) through (g) (other than negotiations with Targets and their representatives regarding the transactions contemplated by this Agreement). At the Effective Time, there will be no accrued but unpaid dividends on shares of Acquirer's capital stock.

      4.7 Absence of Undisclosed Liabilities. Acquirer has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (a) those set forth or adequately provided for in the consolidated balance sheets of Acquirer as of the Acquirer Balance Sheet Date (the "Acquirer Balance Sheet"); (b) those incurred in the ordinary course of business and not required to be set forth in the Acquirer Balance Sheet under generally accepted accounting principles; (c) those incurred in the ordinary course of business since the Acquirer Balance Sheet Date and consistent with past practice; and (d) those incurred in connection with the execution of this Agreement.

      4.8 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or, to the knowledge of Acquirer, investigation pending before any Governmental Entity, foreign or domestic, or, to the knowledge of Acquirer, threatened against Acquirer or any of its properties or any of its officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Acquirer. There is no judgment, decree or order against Acquirer, or, to the knowledge of Acquirer, any of its respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Acquirer. All litigation to which Acquirer is a party (or, to the knowledge of Acquirer, threatened to become a party) is described in Section 4.8 of the Acquirer Disclosure Schedule.

      4.9 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Acquirer that has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of Acquirer, any acquisition of property by Acquirer or the conduct of business by Acquirer as currently conducted or as proposed to be conducted by Acquirer.

      4.10  Intellectual Property.

            (a)   [Intentionally Omitted]

            (b) Acquirer owns and has good and marketable title to, or possesses legally enforceable rights to use, all Intellectual Property that is both used in and material to the business of Acquirer as currently conducted and as proposed to be conducted by Acquirer. The Intellectual Property owned by and licensed to Acquirer collectively constitutes all of the material Intellectual Property necessary to enable Acquirer to conduct its business as such business is currently being conducted by Acquirer.

            (c) For the purposes of this Agreement, "Acquirer Intellectual Property" means Intellectual Property incorporated into any product of Acquirer or otherwise used in the business of Acquirer (except "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding $10,000 on standard terms and conditions, as modified for Acquirer's operations). Section 4.10(c) of the Acquirer Disclosure Schedule lists:

                  (i) the following Acquirer Intellectual Property to the extent owned by Acquirer: (A) all Issued Patents and Patent Applications, (B) all registered Trademarks and pending trademark applications and (C) all registered Copyrights, including the jurisdictions in which each such Intellectual Property has been issued or registered or in which any such application for such issuance and registration has been filed; and

                  (ii) the following agreements relating to each of the products of Acquirer (the "Acquirer Products") or Acquirer Intellectual Property: all (A) agreements granting any right to distribute or sublicense a Acquirer Product on any exclusive or non-exclusive basis; (B) any exclusive or non-exclusive licenses of Intellectual Property to or from Acquirer; (C) agreements pursuant to which the amounts actually paid or payable under firm commitments to Acquirer are $25,000 or more; (D) joint development agreements; (E) agreements pursuant to which Acquirer grants any ownership right to any Acquirer Intellectual Property; (F) any order of a court of competent jurisdiction relating to Acquirer Intellectual Property; (G) any option to purchase or obtain a license to any Acquirer Intellectual Property owned by Acquirer; and (H) agreements pursuant to which Acquirer grants any party any rights to access source code or to use source code to create derivative works of Acquirer Products.

            (d) Section 4.10(d) of the Acquirer Disclosure Schedule contains an accurate list as of the date of this Agreement of all licenses, sublicenses and other agreements to which Acquirer is a party and pursuant to which Acquirer is authorized to use any Intellectual Property that is owned by any third party and material to the business of Acquirer, excluding "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding $10,000 on standard terms and conditions ("Third Party Acquirer Intellectual Property").

            (e) To the knowledge of Acquirer, there is no unauthorized use, disclosure, infringement or misappropriation of any Acquirer Intellectual Property, including any Third Party Acquirer Intellectual Property, by any third party, including any employee or former employee of Acquirer, other than such uses, disclosures, infringements or misappropriations as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Acquirer. Except as disclosed in Section 4.10(e) of the Acquirer Disclosure Schedule, Acquirer has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in standard sales or other agreements to end users arising in the ordinary course of business, the forms of which have been delivered to Targets or their counsel. Except pursuant to agreements disclosed in Section 4.10(d) of the Acquirer Disclosure Schedule, there are no royalties, fees or other payments payable by Acquirer to any party by reason of the ownership, use, sale or disposition of Third Party Acquirer Intellectual Property.

            (f) Other than with respect to matters which have been fully resolved, settled and, if applicable, fully paid, prior to the date hereof, Acquirer has no knowledge of, and has not received, written or oral notice asserting any breach by Acquirer of any license, sublicense or other agreement relating to the Acquirer Intellectual Property or Third Party Acquirer Intellectual Property. Neither the execution, delivery or performance of this Agreement or any ancillary agreement contemplated hereby nor the consummation of the Merger or any of the transactions contemplated by this Agreement will contravene, conflict with or result in any limitation on Acquirer's right to own or use any Acquirer Intellectual Property, including any Third Party Acquirer Intellectual Property.

            (g) To the knowledge of Acquirer, all Patents, registered Trademarks and registered Copyrights owned by Acquirer are valid and subsisting. With respect to any Patents owned by Acquirer, all maintenance and annual fees have been fully paid. Other than with respect to matters which have been fully resolved, settled, and, if applicable, fully paid, prior to the date hereof, Acquirer has no knowledge of, and has not received any written or oral assertion of, any actual, alleged, possible or potential infringement, misappropriation or unlawful use by Acquirer of any Intellectual Property owned by any third party, and there is no proceeding pending or threatened with respect to the foregoing. There is no proceeding pending or threatened with respect to, nor has Acquirer received any written claim or demand that challenges, the legality, validity, enforceability or ownership of any item of Acquirer Intellectual Property that is owned by Acquirer. Acquirer has not brought a proceeding alleging infringement of Acquirer Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

            (h) All current and former officers and employees of Acquirer, to the extent the duties of such officers and employees primarily involve the handling of confidential information of Acquirer or the creation of Intellectual Property, have executed and delivered to Acquirer an agreement regarding the protection of proprietary information and the assignment to Acquirer of any Intellectual Property arising from services performed for Acquirer by such persons, the form of which has been supplied to Targets. To the knowledge of Acquirer, no employee of Acquirer is in violation of any term relating to Intellectual Property or confidentiality contained in any patent disclosure agreement or employment contract or any other contract or agreement relating to the relationship of any such employee with Acquirer. To the knowledge of Acquirer, no current or former officer, director or employee of Acquirer has any right, claim or interest in or with respect to any Acquirer Intellectual Property owned by Acquirer.

            (i) Acquirer has taken commercially reasonable measures and precautions necessary to protect and maintain the confidentiality of all Acquirer Intellectual Property (except such Acquirer Intellectual Property whose value would not be materially impaired by public disclosure). All disclosure to a third party of any trade secrets that are material to the business of and owned by Acquirer has been pursuant to the terms of a written agreement between Acquirer and such third party.

            (j) Except as set forth in Section 4.10(j) of the Acquirer Disclosure Schedule and except for any claims that have been resolved prior to the date hereof, no product liability claims have been communicated in writing to or, to Acquirer's knowledge, threatened against Acquirer.

            (k) A complete list of each of the Acquirer Products and Acquirer's proprietary software that is material to its business ("Acquirer Software"), together with a brief description of each, is set forth in Section 4.10(k) of the Acquirer Disclosure Schedule.

            (l) To the knowledge of Acquirer, Acquirer is not subject to any proceeding or outstanding decree, order, judgment or stipulation restricting in any manner the use, transfer or licensing of any Acquirer Intellectual Property owned by Acquirer, or which may affect the validity, use or enforceability of such Acquirer Intellectual Property.

            (m) To the knowledge of Acquirer, no Public Software (as defined below) forms a material part of the any Acquirer Products, services provided by Acquirer ("Acquirer Services") or Acquirer Intellectual Property, and no Public Software was or is (A) both used in connection with, and material to, the development of any Acquirer Product, Acquirer Service or Acquirer Intellectual Property or (B) in any material respect is incorporated into, in whole or in part, or has been distributed with, in whole or in part, any Acquirer Product, Acquirer Service or Acquirer Intellectual Property. As used in this Section 4.10(m), "Public Software" means any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software (as defined by the Free Software Foundation), open source software (e.g., Linux or software distributed under any license approved by the Open Source Initiative as set forth www.opensource.org) or similar licensing or distribution models which requires the distribution of source code to licensees, including software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (i) GNU's General Public License (GPL) or Lesser/Library GPL (LGPL);
(ii) the Artistic License (e.g., PERL); (iii) the Mozilla Public License; (iv) the Netscape Public License; (v) the Sun Community Source License (SCSL); (vi) the Sun Industry Standards License (SISL); (vii) the BSD License; or (viii) the Apache License.

      4.11 Interested Party Transactions. Acquirer is not indebted to any director, officer, employee or agent of Acquirer (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Acquirer. There have been no transactions during the two-year period ending on the date hereof that would require disclosure under
Item 404 of Regulation S-K under the Securities Act, except those transactions described in the Acquirer SEC Documents.

      4.12 Minute Books. The minute book of Acquirer contains a materially complete and accurate summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation of Acquirer through the date of this Agreement, and reflects all transactions referred to in such minutes accurately in all material respects.

      4.13 Complete Copies of Materials. All copies of documents delivered or made available by Acquirer to Targets in connection with Targets' due diligence review of Acquirer have been true and complete copies of each such document.

      4.14 Acquirer Material Contracts. All Acquirer Material Contracts (as defined below in this Section 4.14) are listed in Section 4.14 of the Acquirer Disclosure Schedule. With respect to the Acquirer Material Contracts: (a) each Acquirer Material Contracts is legal, valid, binding and enforceable and in full force and effect with respect to Acquirer, and, to Acquirer's knowledge, is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, in either case subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; (b) each Acquirer Material Contract will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Effective Time in accordance with its terms as in effect prior to the Effective Time, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; and (c) neither Acquirer nor, to Acquirer's knowledge, any other party is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default by Acquirer or, to Acquirer's knowledge, by any such other party, or permit termination, modification or acceleration, under such Acquirer Material Contract, subject to such exceptions as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Acquirer. Acquirer is not a party to any oral contract, agreement or other arrangement. "Acquirer Material Contract" means any contract, agreement or commitment to which Acquirer is a party (a) with expected receipts or expenditures in excess of $25,000; (b) required to be listed pursuant to
Section 4.10(d) or Section 4.22; (c) requiring Acquirer to indemnify any party;
(d) granting any exclusive rights to any party; (e) evidencing indebtedness for borrowed or loaned money of $25,000 or more, including guarantees of such indebtedness; or (f) that could reasonably be expected to have a Material Adverse Effect on Acquirer if breached by Acquirer in such a manner as would (I) permit any other party to cancel or terminate the same (with or without notice or passage of time); (II) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from Acquirer; or (III) give rise to a right of acceleration of any material obligation or loss of any material benefit under such Acquirer Material Contract.

      4.15 Inventory. The inventories shown on the Acquirer Balance Sheet or thereafter acquired by Acquirer, were acquired and maintained in the ordinary course of business, are of good and merchantable quality, and consist of items of a quantity and quality usable or salable in the ordinary course of business. Since the Acquirer Balance Sheet Date, Acquirer has continued to replenish inventories in a normal and customary manner consistent with past practices. The values at which inventories are carried reflect the inventory valuation policy of Acquirer, which is consistent with its past practice and in accordance with generally accepted accounting principles applied on a consistent basis. Acquirer is not under any material liability or obligation with respect to the return of any item of inventory in the possession of wholesalers, retailers or other customers. Since the Acquirer Balance Sheet Date, adequate provision has been made on the books of Acquirer in the ordinary course of business in accordance with generally accepted accounting principles applied on a consistent basis to provide for all material slow-moving, obsolete or unusable inventories to their estimated useful or scrap values, and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage.

      4.16 Accounts Receivable. Subject to any reserves set forth therein, the accounts receivable shown on the Acquirer Financial Statements are valid and genuine, have arisen solely out of bona fide sales and deliveries of goods, performance of services, and other business transactions in the ordinary course of business consistent with past practices in each case with persons other than affiliates, are not subject to any prior assignment, lien or security interest, and to Acquirer's knowledge are not subject to valid defenses, set-offs or counter claims. The accounts receivable are collectible in accordance with their terms at their recorded amounts, subject only to the reserve for doubtful accounts on the Acquirer Financial Statements.

      4.17 Customers and Suppliers. As of the date hereof, no customer that individually accounted for more than 5% of Acquirer's gross revenues during the 12-month period preceding the date hereof and no supplier of Acquirer that individually accounted for more than 5% of Acquirer's purchases during the 12-month period preceding the date hereof has canceled or otherwise terminated, or made any written threat to Acquirer to cancel or otherwise terminate its relationship with Acquirer or has at any time on or after the Acquirer Balance Sheet Date, decreased materially its services or supplies to Acquirer in the case of any such supplier, or its usage of the services or products of Acquirer in the case of such customer, and to Acquirer's knowledge no such supplier or customer has indicated either orally or in writing that it intends to cancel or otherwise terminate its relationship with Acquirer or to decrease materially its services or supplies to Acquirer or its usage of the services or products of Acquirer, as the case may be. Acquirer has not knowingly breached, so as to provide a benefit to Acquirer that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Acquirer.

      4.18 Employees and Consultants. Section 4.18 of the Acquirer Disclosure Schedule contains a list of the names of all employees (including without limitation part-time employees and temporary employees), leased employees, independent contractors and consultants of Acquirer, together with their respective salaries or wages, other compensation, dates of employment and positions.

      4.19 Title to Property. Acquirer has good and marketable title to all of its properties, interests in properties and assets, real and personal, reflected in the Acquirer Balance Sheet or acquired after the Acquirer Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Acquirer Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests therein, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (a) the lien of current taxes not yet due and payable; (b) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties; (c) liens securing debt that is reflected on the Acquirer Balance Sheet or listed in Section 4.19 of the Acquirer Disclosure Schedule; and (d) such other mortgages, liens, pledges, charges or encumbrances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Acquirer. The plants, property and equipment of Acquirer that are used in the operations of Acquirer's business are in all material respects in good operating condition and repair, subject to normal wear and tear. All properties used in the operations of Acquirer are reflected in the Acquirer Balance Sheet to the extent required by generally accepted accounting principles. All leases to which Acquirer is a party are in full force and effect and are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally; and general principles of equity, regardless of whether asserted in a proceeding in equity or at law. True and correct copies of all such leases have been provided to Acquirer. Acquirer owns no real property.

      4.20  Environmental Matters.

            (a) Acquirer is and has been in material compliance with all Environmental Laws (as defined in Section 3.19) relating to the properties or facilities used, leased or occupied by Acquirer at any time (collectively, "Acquirer's Facilities;" such properties or facilities currently used, leased or occupied by Acquirer are defined herein as "Acquirer's Current Facilities"), and no discharge, emission, release, leak or spill of Hazardous Materials (as defined in Section 3.19) has occurred at any of Acquirer's Facilities that may or will give rise to a material liability of Acquirer under Environmental Laws. To Acquirer's knowledge, except as set forth in Section 4.20 of the Acquirer Disclosure Schedule, (i) there are no Hazardous Materials (including without limitation asbestos) present in the surface waters, structures, groundwaters or soils of or beneath any of Acquirer's Current Facilities, (ii) there neither are nor have been any aboveground or underground storage tanks for Hazardous Materials at Acquirer's Current Facilities and (iii) no Acquirer employee or other person has claimed that Acquirer is liable for alleged injury or illness resulting from an alleged exposure to a Hazardous Material. Except as set forth in Section 4.20 of the Acquirer Disclosure Schedule, no civil, criminal or administrative action, proceeding or investigation is pending against Acquirer, or, to Acquirer's knowledge, threatened against Acquirer, with respect to Hazardous Materials or Environmental Laws; and Acquirer is not aware of any facts or circumstances that could form the basis for assertion of a claim against Acquirer or that could form the basis for liability of Acquirer, regarding Hazardous Materials or regarding actual or potential noncompliance with Environmental Laws.

      4.21  Taxes.

            (a) Acquirer has prepared and timely filed all Tax Returns required to be filed by Acquirer for any period ending on or before the Closing Date. All Tax Returns filed by Acquirer are true and correct in all material respects and have been completed in accordance with applicable law, and all Taxes shown to be due on such Tax Returns have been timely paid.

            (b) Tax Acquirer, as of the Effective Time, (i) will have paid all Taxes shown to be payable on such Tax Returns covered by Section 4.21(a), and
(ii) will have withheld with respect to its employees all Taxes required to be withheld.

            (c) There is no Tax deficiency outstanding or assessed or, to Acquirer's knowledge, proposed against Acquirer that is not reflected as a liability on the Acquirer Balance Sheet, nor has Acquirer executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax.

            (d) Acquirer has no liabilities for unpaid Taxes that have not been accrued for or reserved on the Acquirer Balance Sheet, whether asserted or unasserted, contingent or otherwise and Acquirer has no knowledge of any basis for the assertion of any such liability attributable to Acquirer, its assets or operations.

            (e) Acquirer is not a party to any tax-sharing agreement or similar arrangement with any other party. Acquirer has no material liability for any Tax of any person other than Acquirer, under Treasury Regulation section 1.1502-6 or any comparable provision of state, local or foreign law, as a transferee or successor, by contract or otherwise.

            (f) Acquirer's Returns have never been audited by a government or taxing authority, nor is any such audit in process or pending, and Acquirer has not been notified of any request for such an audit or other examination.

            (g) Acquirer has never been a member of an affiliated group of corporations filing a consolidated federal income Tax Return.

            (h) Acquirer has disclosed to Targets (i) any Tax exemption, Tax holiday or other Tax-sparing arrangement that Acquirer has in any jurisdiction, including the nature, amount and lengths of such Tax exemption, Tax holiday or other Tax-sparing arrangement; and (ii) any expatriate tax programs or policies affecting Acquirer. Acquirer is in compliance in all material respects with all terms and conditions required to maintain such Tax exemption, Tax holiday or other Tax-sparing arrangement or order of any governmental entity and the consummation of the transactions contemplated hereby will not have any adverse effect on the continuing validity and effectiveness of any such Tax exemption, Tax holiday or other Tax-sparing arrangement or order.

            (i) Acquirer has made available to Targets copies of all Returns filed by Acquirer for all periods since Acquirer's inception.

            (j) Acquirer has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) apply to any disposition of assets owned by Acquirer.

            (k) Acquirer is not, nor has Acquirer been during the applicable period specified in section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of section 897(c)(2) of the Code.

            (l) Acquirer is not a party to any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Acquirer that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code by Acquirer as an expense under applicable law.

            (m) Schedule 4.21(m) contains a list enumerating each jurisdiction in which Acquirer is required to pay Taxes or file Tax Returns and specifying the type of Taxes paid and Tax Returns filed in that jurisdiction.

            (n) Acquirer (i) has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes from the wages or salaries of employees and independent contractors,
(ii) has paid over to the proper governmental authorities all amounts required to be so withheld and (iii) is not liable for any Taxes for failure to comply with such laws, rules and regulations.

            (o) Acquirer has not distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code. No stock of Acquirer has been distributed in a transaction satisfying the requirements of
Section 355 of the Code.

      4.22  Employee Benefit Plans.

            (a) Section 4.22(a) of the Acquirer Disclosure Schedule contains a complete and accurate list of each plan, program, policy, practice, contract, agreement or other arrangement providing for employment, compensation, retirement, deferred compensation, loans, severance, separation, relocation, repatriation, expatriation, visas, work permits, termination pay, performance awards, bonus, incentive, stock option, stock purchase, stock bonus, phantom stock, stock appreciation right, supplemental retirement, fringe benefits, cafeteria benefits or other benefits, whether written or unwritten, including without limitation each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is or has been sponsored, maintained, contributed to, or required to be contributed to by Acquirer and, with respect to any such plans which are subject to Code Section 401(a), any trade or business (whether or not incorporated) that is or at any relevant time was treated as a single employer with Acquirer within the meaning of Section 414(b), (c), (m) or (o) of the Code, (an "ERISA Affiliate") for the benefit of any person who performs or who has performed services for Acquirer or with respect to which Acquirer or any ERISA Affiliate has or may have any liability (including without limitation contingent liability) or obligation (collectively, the "Acquirer Employee Plans").

            (b) Documents. Acquirer has furnished to Targets true and complete copies of documents embodying each of the Acquirer Employee Plans and related plan documents, including without limitation trust documents, group annuity contracts, plan amendments, insurance policies or contracts, participant agreements, employee booklets, administrative service agreements, summary plan descriptions, compliance and nondiscrimination tests for the last three plan years, standard COBRA forms and related notices, registration statements and prospectuses and, to the extent still in its possession, any material employee communications relating thereto. With respect to each Acquirer Employee Plan that is subject to ERISA reporting requirements, Acquirer has provided Targets with copies of the Form 5500 reports filed for the last five plan years. Acquirer has furnished Targets with the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Acquirer Employee Plan, and to Acquirer's knowledge nothing has occurred since the issuance of each such letter that could reasonably be expected to cause the loss of the tax-qualified status of any Acquirer Employee Plan subject to Code
Section 401(a).

            (c) Compliance. (i) Each Acquirer Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Acquirer; and Acquirer and each ERISA Affiliate have performed all material obligations required to be performed by them under, are not in material respect in default under or violation of and have no knowledge of any material default or violation by any other party to, any of the Acquirer Employee Plans; (ii) any Acquirer Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all currently effective amendments to the Code, or has time remaining to apply under applicable Treasury Regulations or Internal Revenue Service pronouncements for a determination or opinion letter and to make any amendments necessary to obtain a favorable determination or opinion letter; (iii) none of the Acquirer Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person (except to the extent required to comply with COBRA or any similar state law); (iv) there has been no non-exempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Acquirer Employee Plan; (v) none of Acquirer or any ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any Acquirer Employee Plan;
(vi) all contributions required to be made by Acquirer or any ERISA Affiliate to any Acquirer Employee Plan have been paid or accrued; (vii) with respect to each Acquirer Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; (viii) each Acquirer Employee Plan subject to ERISA has prepared in good faith and timely filed all requisite governmental reports, which were true and correct as of the date filed, and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Acquirer Employee Plan; (ix) no suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Acquirer is threatened, against or with respect to any such Acquirer Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor; (x) there has been no amendment to, written interpretation or announcement by Acquirer or any ERISA Affiliate that would materially increase the expense of maintaining any Acquirer Employee Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the Acquirer Financial Statements; and (xi) no Acquirer Employee Plan is required to comply with any foreign law.

            (d) No Title IV or Multiemployer Plan. Neither Acquirer nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, contributed to, or is obligated to contribute to, or otherwise incurred any obligation or liability (including without limitation any contingent liability) under any "multiemployer plan" (as defined in Section 3(37) of ERISA) or to any "pension plan" (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or Section 412 of the Code. None of Acquirer or any ERISA Affiliate has any actual or potential withdrawal liability (including without limitation any contingent liability) for any complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) from any multiemployer plan.

            (e) COBRA, FMLA, HIPAA, Cancer Rights. With respect to each Acquirer Employee Plan, Acquirer has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations thereunder or any state law governing health care coverage extension or continuation; (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder; (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"); and (iv) the applicable requirements of the Cancer Rights Act of 1998, except to the extent that such failure to comply could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Acquirer. Acquirer has no material unsatisfied obligations to any employees, former employees or qualified beneficiaries pursuant to COBRA, HIPAA or any state law governing health care coverage extension or continuation.

            (f) Effect of Transaction. The consummation of the transactions contemplated by this Agreement will not either alone or in conjunction with an individual's termination of employment or service or a change in the terms and conditions of employment or service (i) entitle any current or former employee or other service provider of Acquirer or any ERISA Affiliate to severance benefits or any other payment (including without limitation unemployment compensation, golden parachute, bonus or benefits under any Acquirer Employee
Plan), except as expressly provided in this Agreement; or (ii) accelerate the time of payment or vesting of any such benefits or increase the amount of compensation due any such employee or service provider. No benefit payable or that may become payable by Acquirer pursuant to any Acquirer Employee Plan or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) subject to the imposition of an excise Tax under Section 4999 of the Code or the deduction for which would be disallowed by reason of Section 280G of the Code. Each Acquirer Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Acquirer or Acquirer other than ordinary administration expenses typically incurred in a termination event.

      4.23 Employee Matters. Acquirer is in compliance with all currently applicable laws and regulations respecting terms and conditions of employment, including without limitation applicant and employee background checking, immigration laws, discrimination laws, verification of employment eligibility, employee leave laws, classification of workers as employees and independent contractors, wage and hour laws, and occupational safety and health laws, except for such noncompliance that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Acquirer. There are no proceedings pending or, to Acquirer's knowledge, reasonably expected or threatened, between Acquirer, on the one hand, and any or all of its current or former employees, on the other hand, which proceedings could reasonably be expected to have, a Material Adverse Effect on Acquirer, including without limitation any claims for actual or alleged harassment or discrimination based on race, national origin, age, sex, sexual orientation, religion, disability, or similar tortious conduct, breach of contract, wrongful termination, defamation, intentional or negligent infliction of emotional distress, interference with contract or interference with actual or prospective economic disadvantage. There are no claims pending, or, to Acquirer's knowledge, reasonably expected or threatened, against Acquirer under any workers' compensation or long-term disability plan or policy. Acquirer has no material unsatisfied obligations to any employees, former employees, or qualified beneficiaries pursuant to COBRA, HIPAA, or any state law governing health care coverage extension or continuation. Acquirer is not a party to any collective bargaining agreement or other labor union contract, nor does Acquirer know of any activities or proceedings of any labor union to organize its employees. Acquirer has provided all employees with all wages, benefits, relocation benefits, stock options, bonuses and incentives, and all other compensation that became due and payable through the date of this Agreement. No "mass layoff", "plant closing" or similar event as defined by the Worker Adjustment and Notification Act (29 U.S.C. ss. 2101 et seq.) with respect to Acquirer has occurred.

      4.24 Insurance. Acquirer has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Acquirer. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Acquirer is otherwise in compliance in all material respects with the terms of such policies and bonds. Acquirer has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

      4.25 Compliance With Laws. Acquirer has complied with, is not in violation of and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not reasonably be expected to have a Material Adverse Effect on Acquirer.

      4.26 Brokers' and Finders' Fee. Acquirer has not entered into any arrangement or agreement with any broker, finder or investment banker that would be entitled to brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges from Acquirer in connection with the Merger, this Agreement or any transaction contemplated hereby.

      4.27  Privacy Policies and Web Site Terms and Conditions.

            (a)   For purposes of this Section 4.27:

                  (i) "Acquirer Sites" means all of Acquirer's public sites on the World Wide Web; and

                  (ii) "Acquirer Privacy Statements" means, collectively, any and all of Acquirer's privacy policies published on the Acquirer Sites or otherwise made available by Acquirer regarding the collection, retention, use and distribution of the personal information of individuals, including, without limitation, from visitors of any of the Acquirer Sites ("Acquirer Individuals").

            (b) Acquirer is in material compliance with (i) the Acquirer Privacy Statements as applicable to any given set of personal information collected by Acquirer from Acquirer Individuals; and (ii) all applicable privacy laws and regulations regarding the collection, retention, use and disclosure of personal information.

            (c) Acquirer has not received any written notice of any claims or controversies regarding the Acquirer Privacy Statements or the implementation thereof.

      4.28 International Trade Matters. Acquirer is, and at all times has been, in material compliance with and has not been and is not in material violation of any International Trade Law (defined below), including but not limited to, all laws and regulations related to the import and export of commodities, software, and technology from and into the United States, and the payment of required duties and tariffs in connection with same. Acquirer has no basis to expect, nor has any of them or any other person for whose conduct they are or may be held to be responsible received, any actual or threatened order, notice, or other communication from any governmental body of any actual or potential violation or failure to comply with any International Trade Law. "International Trade Law" shall mean U.S. statutes, laws and regulations applicable to international transactions, including, but not limited to, the Export Administration Act, the Export Administration Regulations, the Foreign Corrupt Practices Act, the Arms Export Control Act, the International Traffic in Arms Regulations, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the U.S. Customs laws and regulations, the Foreign Asset Control Regulations, and any regulations or orders issued thereunder.

      4.29 Registration Statement and Proxy Statement. None of the information to be supplied by Acquirer or any of its accountants, counsel or other authorized representatives for inclusion in (a) the Registration Statement or
(b) the Joint Proxy Statement will, in the case of the Joint Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Joint Proxy Statement and any amendments or supplements thereto and at the time of the meeting of the shareholders of Acquirer to be held in connection with the

Merger, or, in the case of the Registration Statement and any amendments thereto, at the time it is declared effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, it being understood and agreed that no representation or warranty is made by Acquirer with respect to any information supplied by Targets or their its accountants, counsel or other authorized representatives. If at any time prior to the Effective Time any event with respect to Acquirer or any of its Subsidiaries, or any of their officers and directors, shall occur which is or should be described in an amendment of, or a supplement to, the Joint Proxy Statement or the Registration Statement, such event shall be so described and the presentation in such amendment or supplement of such information will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading in any material respect or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading. The Registration Statement will comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act.

      4.30 Board Approval. The Board of Directors of Acquirer, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) approved this Agreement and the Merger and
(ii) recommended that the shareholders of Acquirer approve the Acquirer Proposal (as defined in Section 6.2(a)).

      4.31  SEC Documents.

            (a) Acquirer has timely filed each statement, report, registration statement (with the prospectus in the form required to be filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filing required to be filed with the SEC by Acquirer, and, prior to the Effective Time, Acquirer will file any additional documents required to be filed with the SEC by Acquirer prior to the Effective Time (such documents filed by the Acquire since January 1, 2002, collectively, the "Acquirer SEC Documents"). In addition, Acquirer has made available to Target all exhibits to the Acquirer SEC Documents filed prior to the date hereof that are (a) requested by Target; and (b) not available in complete form through EDGAR ("Requested Confidential Exhibits") and will promptly make available to Target all Requested Confidential Exhibits to any additional Acquirer SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Acquirer SEC Documents have been so filed. As of their respective filing dates, the Acquirer SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act and none of the Acquirer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Acquirer SEC Document prior to the date hereof.

            (b) The financial statements of Acquirer, including the notes thereto, included in the Acquirer SEC Documents (the "Acquirer SEC Financial Statements"), complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The Acquirer SEC Financial Statements fairly present the consolidated financial condition, operating results and cash flow of Acquirer and its Subsidiaries at the dates and during the periods presented therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Acquirer accounting policies except as described in the notes to the Acquirer SEC Financial Statements.

      4.32 Issuance of Shares. The issuance and delivery of the Acquirer Common Stock in the Merger in accordance with this Agreement shall be, at or prior to the Effective Time, duly authorized by all necessary corporate action on the part of Acquirer, and, when issued at the Effective Time as contemplated hereby, such shares of Acquirer Common Stock will be duly and validly issued, fully paid and nonassessable. Such Acquirer Common Stock, when so issued and delivered in accordance with the provisions of this Agreement, shall be free and clear of all liens and encumbrances and adverse claims, other than restrictions on transfer created by applicable securities laws and will not have been issued in violation of any preemptive rights or rights of first refusal or similar rights.

      4.33 Interim Operations of VRS Merger Sub and SLS Merger Sub. Each of VRS Merger Sub and SLS Merger Sub were formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

      4.34 Representations Complete. None of the representations or warranties made by Acquirer, VRS Merger Sub or SLS Merger Sub herein or in any Schedule hereto, including the Acquirer Disclosure Schedule, or certificate furnished by Acquirer, VRS Merger Sub or SLS Merger Sub pursuant to this Agreement or any written statement furnished to Target pursuant hereto or in connection with the transactions contemplated hereby, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

5.    Conduct Prior to the Effective Time.

      5.1 Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each Target agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by Acquirer), and Acquirer agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by Targets): (a) to carry on its business in the usual regular and ordinary course in substantially the same manner as heretofore conducted; (b) to pay its debts and Taxes when due (subject to good faith disputes over such debts or Taxes); (c) to pay or perform other material obligations when due; and (d) to use all reasonable efforts to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with material customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Each party agrees to promptly notify the other parties hereto of (a) any material event or occurrence not in the ordinary course of such party's business, and of any event which could reasonably be expected to have a Material Adverse Effect on such party; and (b) any material change in its capitalization as set forth in this Agreement (including the schedules hereto). Without limiting the foregoing, except as expressly contemplated by this Agreement, the Target Disclosure Schedule or the Acquirer Disclosure Schedule, neither Target shall cause or permit any of the following without the prior written consent of Acquirer (which consent, with respect to clause (k) below, will not be unreasonably withheld by Acquirer), and Acquirer shall not cause or permit any of the following without the prior written consent of the Targets:

            (a) Charter Documents. Cause or permit any amendments to its Charter Documents;

            (b) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock, except (i) from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it, and (ii) that either Target with positive working capital may make distributions to such Target's shareholders, provided that such distribution shall not cause the Targets to have, as of the date of such distribution, a Targets' Working Capital Deficit (calculated pursuant to the definition of the Targets' Working Capital Deficit), and provided further, that the Targets' Working Capital Deficit that exists as of the date of this Agreement shall reduce the number of shares of Acquirer Common Stock to be issued in the Merger, as set forth in Section 2.6 hereof;

            (c) Stock Option Plans, Etc. Accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

            (d) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities other than the issuance of shares of Common Stock by Targets or Acquirer pursuant to the exercise of stock options, warrants or other rights outstanding as of the date of this Agreement;

            (e) Intellectual Property. Transfer to any person or entity any rights to its Intellectual Property other than granting licenses in the ordinary course of business consistent with past practice;

            (f) Exclusive Rights. Other than in the ordinary course of business consistent with past practice, enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of such party's products or Intellectual Property;

            (g) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets that are material, individually or in the aggregate, to its business, taken as a whole , other than in the ordinary course of business consistent with past practice;

            (h) Indebtedness. Incur any indebtedness for borrowed money, or guarantee any such indebtedness, or issue or sell any debt securities or guaranty any debt securities of others, in excess of $25,000 in the aggregate;

            (i) Agreements. Other than in the ordinary course of business, enter into, terminate or amend, in a manner that will adversely affect the business of such party, (i) any agreement involving the obligation to pay or the right to receive $10,000 or more, (ii) any agreement relating to the license, transfer or other disposition or acquisition of Intellectual Property rights or rights to market or sell such party's products or (iii) any other agreement material to the business or prospects of such party or that is or would be a Target Material Contract or Acquirer Material Contract, as the case may be;

            (j) Payment of Obligations. Pay, discharge or satisfy, in an amount in excess of $15,000 in the aggregate with respect to Targets and $25,000 in the aggregate with respect to Acquirer, any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Target Financial Statements or Acquirer Financial Statements, as the case may be;

            (k) Capital Expenditures. With respect to Acquirer, make any capital expenditures, capital additions or capital improvements, in excess of $100,000 in the aggregate, and with respect to the Targets, make any capital expenditures, capital additions or capital improvements that are not agreed to by Acquirer and Targets;

            (l) Insurance. Materially reduce the amount of any material insurance coverage provided by existing insurance policies;

            (m) Termination or Waiver. Terminate or waive any right of substantial value, other than in the ordinary course of business;

            (n) Employee Benefit Plans; New Hires; Pay Increases. Amend any Target Employee Plan or adopt any plan that would constitute a Target Employee Plan, or Amend any Acquirer Employee Plan or adopt any plan that would constitute an Acquirer Employee Plan, as the case may be, except in order to comply with applicable laws or regulations, or hire any new officer-level employee, pay any special bonus, special remuneration or special noncash benefit (except payments and benefits made pursuant to written agreements outstanding on the date hereof), or materially increase the benefits, salaries or wage rates of its employees;

            (o) Severance Arrangements. Grant or pay any severance or termination pay or benefits (i) to any director or officer or (ii) except for payments made pursuant to written agreements outstanding on the date hereof and disclosed on the Target Disclosure Schedule or Acquirer Disclosure Schedule, as the case may be, to any other employee;

            (p) Lawsuits. Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where such party in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of such party's business, provided that such party consults with the other parties hereto prior to the filing of such a suit or (iii) for a breach of this Agreement;

            (q) Acquisitions. Acquire or agree to acquire by merging with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets that are material individually or in the aggregate, to its business, taken as a whole;

            (r) Taxes. Other than in the ordinary course of business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any material claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of Taxes;

            (s) Revaluation. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business or as required by changes in generally accepted accounting principles; or

            (t) Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through 5.1(s) above, or any action that would cause a material breach of its representations or warranties contained in this Agreement or prevent it from materially performing or cause it not to materially perform its covenants hereunder.

      5.2   No Solicitation.

            (a) During the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, neither Target shall, directly or indirectly, through any officer, director, employee, representative or agent, (i) take any action to solicit, initiate, encourage or support any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer, but excluding sales pursuant to any exercise of outstanding stock options granted under the VRS Stock Option Plans) or similar transactions involving either Target, other than the transactions contemplated or expressly permitted by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as a "Target Transaction Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Target Transaction Proposal, or (iii) agree to, approve or recommend any Target Transaction Proposal.

            (b)   Either Target shall notify Acquirer no later than twenty-four
(24) hours after receipt by such Target (or its advisors) of any Target Transaction Proposal or any request for nonpublic information in connection with a Target Transaction Proposal or for access to the properties, books or records of Target by any person or entity that informs Target that it is considering making, or has made, a Target Transaction Proposal.

            (c) During the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, Acquirer shall not, directly or indirectly, through any officer, director, employee, representative or agent, (i) take any action to solicit, initiate, encourage or support any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer, but excluding sales pursuant to any exercise of outstanding stock options granted under the Acquirer Stock Option Plan) or similar transactions involving Acquirer, other than the transactions contemplated or expressly permitted by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquirer Transaction Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquirer Transaction Proposal, or (iii) agree to, approve or recommend any Acquirer Transaction Proposal; provided, however, that nothing contained in this Agreement shall prevent the Acquirer or its Board of Directors from (i) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquirer Transaction Proposal or (ii)(A) providing information in response to a request therefor by a person who, subsequent to the date hereof, makes an unsolicited bona fide written Acquirer Transaction Proposal if the Acquirer's Board of Directors receives from the person so requesting such information an executed confidentiality agreement; or (B) engaging in any negotiations or discussions with any person who, subsequent to the date hereof, makes an unsolicited bona fide written Acquirer Transaction Proposal, if and only to the extent that, in each such case referred to in clause (A) or (B) above, (i) the Board of Directors of the Acquirer, after consultation with outside legal counsel, determines in good faith that such action is legally necessary for the proper discharge of its fiduciary duties under applicable law and (ii) the Board of Directors of the Acquirer, after consultation with its financial advisor, determines in good faith that such Acquirer Transaction Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the party making the proposal and would, if consummated, result in a transaction more favorable to the shareholders of the Acquirer as a group than the transaction contemplated by this Agreement.

            (d) Acquirer shall notify Targets no later than twenty-four (24) hours after receipt by Acquirer (or its advisors) of any Acquirer Transaction Proposal or any request for nonpublic information in connection with an Acquirer Transaction Proposal or for access to the properties, books or records of Acquirer by any person or entity that informs Acquirer that it is considering making, or has made, an Acquirer Transaction Proposal.

      5.3 Ownership of Target Stock. The Affiliates agree that (i) until the Effective Time, they will not sell, encumber or otherwise transfer any interests in the shares of SLS and VRS owned by such Affiliates as of the date hereof and
(ii) they will vote all of the shares of SLS and VRS owned by them in favor of the Merger.

6.    Additional Agreements.

      6.1 Targets Shareholder Approval. Each Target, acting through its Board of Directors, in accordance with applicable law, its Charter Documents, as amended, will:

            (a) duly call, give notice of, convene and hold a special meeting of its shareholders (the "Target Shareholders Meetings"), to be held (on a date selected by such Target in consultation with Acquirer) as soon as practicable after the Registration Statement is declared effective, for the purpose of submitting this Agreement, the Merger and the other transactions contemplated hereby for adoption and approval by the required vote of the holders of such Target;

            (b) cooperate with Acquirer in preparing and filing with the SEC as promptly as practicable after the date of this Agreement a Joint Proxy Statement/Prospectus and related materials (the "Joint Proxy Statement") with respect to the Target Shareholders Meetings satisfying the requirements of the Securities Act, and the Exchange Act, respond promptly to any comments raised by the SEC with respect to the preliminary version of the Joint Proxy Statement, use all its reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable and cause the definitive version of the Joint Proxy Statement to be mailed to its shareholders as soon as it is legally permitted to do so;

            (c) provide Acquirer with the information concerning such Target required to be included in the Joint Proxy Statement and the Registration Statement which information shall not, on the date the Joint Proxy Statement is first mailed to such Target's shareholders or at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication which has become false or misleading; and

            (d) include in the Joint Proxy Statement the recommendation of the Board of Directors of such Target that the shareholders of such Target vote in favor of adoption and approval of the Merger and the other transactions contemplated hereby.

      6.2 Acquirer Stockholder Approval. Acquirer, acting through its Board of Directors, in accordance with applicable law, its Charter Documents and the rules and listing requirements of Nasdaq will:

            (a) duly call, give notice of, convene and hold an annual or special meeting of its stockholders (the "Acquirer Stockholders Meeting"), to be held as soon as practicable after the Registration Statement is declared effective, for the purpose of submitting the proposals adopted by the Board of Directors of Acquirer to (i) issue shares of Acquirer Common Stock pursuant to the Merger and (ii) increase the number of shares of Acquirer Common Stock reserved under the Acquirer Option Plan or adopt a new stock option plan (collectively, the "Acquirer Proposal") for adoption and approval by the required vote of the holders of Acquirer;

            (b) file with the SEC as promptly as practicable after the date of this Agreement, but in any event no later than 45 days following the date of this Agreement, a Registration Statement on Form S-4 (which will include the Joint Proxy Statement) complying in all material respects with the Securities Act and the Exchange Act registering the issuance of the Acquirer Common Stock proposed to be issued by Acquirer pursuant to the Merger (the "Registration Statement"), respond promptly to any comments raised by the SEC with respect to the preliminary version of the Joint Proxy Statement or the Registration Statement, use all its reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable and cause the definitive version of the Joint Proxy Statement to be mailed to its stockholders as soon as it is legally permitted to do so;

            (c) provide Targets with the information concerning Acquirer, VRS Merger Sub and SLS Merger Sub required to be included in the Joint Proxy Statement and the Registration Statement which information shall not, on the date the Joint Proxy Statement is first mailed to Acquirer's stockholders or at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication which has become false or misleading; and

            (d) except to the extent legally required for the discharge by the Acquirer's Board of Directors of its fiduciary duties as advised by such Board's legal counsel, include in the Joint Proxy Statement (i) the recommendation of the Board of Directors of Acquirer that the stockholders of Acquirer vote in favor of adoption and approval of the Acquirer Proposal and (ii) the written opinion dated as of Orchard Partners, financial advisor to the Board of Directors of Acquirer, to the effect that the Merger is fair, from a financial point of view, to Acquirer.

      6.3 Cooperation. Each party will promptly advise the others of its receipt of, and will promptly furnish the other parties with copies of, all comments received from the SEC with respect to the Registration Statement and the Joint Proxy Statement and will consult with the other party in responding to such comments.

      6.4 Proxy Materials. As promptly as practicable after the date of this Agreement, but in any event no later than 45 days following the date of this Agreement, Acquirer, VRS, SLS, VRS Merger Sub and SLS Merger Sub will prepare and file the Joint Proxy Statement that will be included in the Registration Statement containing (i) the Joint Proxy Statement relating to proposals by the Targets to be presented at the Target Shareholders Meetings and by Acquirer to be presented at the Acquirer Shareholders Meeting, and (ii) a prospectus relating to the Acquirer Common Stock to be issued in connection with the Merger. The Registration Statement and the Joint Proxy Statement will comply as to form in all material respects with all applicable laws, including the Securities Act and the Exchange Act.

      6.5   Access to Information.

            (a) Each Target shall afford Acquirer and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of such Target's properties, personnel, books, contracts, commitments and records and (ii) all other information concerning the business, properties and personnel of such Target as Acquirer may reasonably request. Acquirer shall afford each Target and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Acquirer's properties, books, contracts, commitments and records and (ii) all other information concerning the business, properties and personnel of Acquirer as Target may reasonably request.

            (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Acquirer and each Target shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

      6.6 Confidentiality. The parties acknowledge that Acquirer and each Target have previously executed a confidentiality agreement dated May 19, 2005 (the "Confidentiality Agreement"), which Confidentiality Agreement is hereby incorporated herein by reference and shall continue in full force and effect in accordance with its terms.

      6.7 Public Disclosure. Unless otherwise permitted by this Agreement, Acquirer and Targets shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with Nasdaq.

      6.8   Regulatory Approval; Further Assurances.

            (a) To the extent required by applicable law, each party shall use all reasonable efforts to file, as promptly as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Entity. Without limiting the generality of the foregoing, Targets and Acquirer shall, promptly after the date of this Agreement, prepare and file the notifications required under the HSR Act in connection with the Merger. Targets and Acquirer shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentations and (ii) any inquiries or requests received from any state attorney general or other Governmental Entity in connection with antitrust or related matters. Each of Targets and Acquirer shall (i) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) keep the other party informed as to the status of any such Legal Proceeding and (iii) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Entity regarding the Merger. Target and Acquirer will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any legal proceeding under or relating to HSR or any other federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Governmental Entity or by any legal requirement, in connection with any legal proceeding under or relating to HSR or any other federal or state antitrust or fair trade law or any other similar legal proceeding, each of Target and Acquirer will permit authorized representatives of the other party to be present at each meeting or conference relating to any such legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with any such legal proceeding.

            (b) Subject to Section 6.8(c), Acquirer and the Targets shall use all reasonable efforts to take, or cause to be taken, all actions necessary to effectuate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to
Section 6.8(c), each party to this Agreement shall: (i) make any filings and give any notices required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement; (ii) use all reasonable efforts to obtain any consent required to be obtained (pursuant to any applicable legal requirement or contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement; and (iii) use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. Each party shall promptly deliver to the other a copy of each such filing made, each such notice given and each such consent obtained by such party during the period prior to the Effective Time. Each party, at the reasonable request of the other party, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

            (c) Notwithstanding anything to the contrary contained in this Agreement, Acquirer shall not have any obligation under this Agreement to: (i) dispose or transfer or cause any of its Subsidiaries to dispose of or transfer any assets, or to commit to cause either Target to dispose of any assets; (ii) discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or commit to cause either Target to discontinue offering any product or service; (iii) license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any person, any technology, software or other Intellectual Property, or commit to cause either Target to license or otherwise make available to any person any technology, software or other Intellectual Property; (iv) hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date), or commit to cause either Target to hold separate any assets or operations; or (v) make or cause any of its Subsidiaries to make any commitment (to any Governmental Entity or otherwise) regarding its future operations or the future operations of Target.

      6.9   VRS Options, VRS Warrants and VRS Notes.

            (a) Target Options and Warrants. At the Effective Time, each outstanding VRS Option and each outstanding VRS Warrant will be assumed by Acquirer. Section 6.9 of the Target Disclosure Schedule sets forth a true and complete list as of the date hereof of all holders of VRS Options and Warrants, including the number of shares of VRS Common Stock subject to each such VRS Option and VRS Warrant, the exercise or vesting schedule, the exercise price per share and the term of each such VRS Option and VRS Warrant. On the Closing Date, VRS shall deliver to Acquirer an updated Section 6.9 of the Target Disclosure Schedule current as of such date. Each VRS Option and each VRS Warrant assumed by Acquirer under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the VRS Option Plan (with respect to the VRS Options assumed) and any other document governing such VRS Option or VRS Warrant immediately prior to the Effective Time, except that: (i) such VRS Option or VRS Warrant will be exercisable for that number of whole shares (rounded down to the nearest whole number) of Acquirer Common Stock determined as described in Section 2.6 hereof; (ii) the per share exercise price for the shares of Acquirer Common Stock issuable upon exercise of such VRS Option or VRS Warrant will be equal to the quotient determined by dividing (x) the exercise price per share of VRS Common Stock at which such VRS Option or VRS Warrant was exercisable immediately prior to the Effective Time by (y) the VRS Per Share Consideration Number, rounded up to the nearest whole tenth of a cent; and (iii) any restriction on the exercisability of such VRS Option or VRS Warrant in effect immediately prior to the Effective Time will continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such VRS Option or VRS Warrant will remain unchanged. Consistent with the terms of the VRS Option Plan, the documents governing the outstanding VRS Options under the VRS Option Plan and the documents governing the outstanding VRS Warrants, the Merger will not terminate any of the outstanding VRS Options or VRS Warrants or accelerate the exercisability or vesting of such VRS Options or VRS Warrants or the shares of Acquirer Common Stock underlying VRS Options or VRS Warrants upon Acquirer's assumption thereof in the Merger. It is the intention of the parties that VRS Options so assumed by Acquirer will remain incentive stock options as defined in Section 422 of the Code to the extent such VRS Options qualified as incentive stock options prior to the Effective Time. Within ten (10) business days after the Effective Time, Acquirer will issue to each person who, immediately prior to the Effective Time, was a holder of an outstanding VRS Option under the VRS Option Plan or of an outstanding VRS Warrant a document evidencing the assumption of such VRS Options and VRS Warrants by Acquirer.

            (b) Conversion of VRS Notes. VRS agrees to use reasonable best efforts to obtain, prior to the Closing Date, a binding written agreement, reasonably acceptable to Acquirer, from each holder of VRS Notes whereby such holder agrees that each VRS Note held by such holder shall, at the Effective Time, be converted into the number of shares of Acquirer Common Stock as determined in Section 2.6. Acquirer shall assume any VRS Notes outstanding at the Effective Time (not to exceed $75,000 in aggregate principal amount unless the condition set forth in Section 7.2(e) with respect to the VRS Notes shall have been waived by Acquirer) with respect to those holders from whom the consents contemplated in this Section 6.9(b) have not been obtained.

      6.10 Form S-8. Acquirer agrees to file, no later than ten (10) days after the Closing, a registration statement on Form S-8 covering the shares of Acquirer Common Stock issuable pursuant to the VRS Options assumed by Acquirer. The Shareholders' Agent shall cooperate with and assist Acquirer in the preparation of such registration statement.

      6.11 Blue Sky Laws. Acquirer shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions applicable to the issuance of the Acquirer Common Stock in connection with the Merger. Each Target shall use its commercially reasonable efforts to assist Acquirer to comply with the securities and blue sky laws of all jurisdictions applicable to the issuance of Acquirer Common Stock in connection with the Merger.

      6.12 Escrow Agreement. On or before the Effective Time, Acquirer, VRS Merger Sub, SLS Merger Sub, the Escrow Agent and the Shareholders' Agent will execute the Escrow Agreement contemplated by Section 9.1 in substantially the form attached as Exhibit E ("Escrow Agreement").

      6.13 Listing of Additional Shares. Prior to the Effective Time, Acquirer shall file with the Nasdaq Stock Market a Notification Form for Listing of Additional Shares with respect to the shares of Acquirer Common Stock issuable upon conversion of the Target Securities in the Merger or upon exercise of VRS Options assumed by Acquirer in connection with the Merger. Prior to the Effective Time, Acquirer shall cause the Acquirer Common Stock to be issued in the Merger to be authorized for listing on the Nasdaq Small Cap Market upon official notice of issuance.

      6.14 Reorganization. Acquirer and Target shall each use its best efforts to cause the business combination to be effected by the Merger to be qualified as a "reorganization" described in Section 368 of the Code and to obtain the opinion of its respective counsel contemplated by Sections 7.2(d) and 7.3(d). The Targets (on the one hand), and Acquirer, VRS Merger Sub and SLS Merger Sub (on the other hand) shall execute and deliver to both DLA Piper Rudnick Gray Carey US LLP and Lowenstein Sandler PC a letter (each, a "Tax Representation Letter") making reasonable and customary representations relating to certain Tax matters. The Tax Representation Letters shall be sufficient to enable each such counsel to render a Tax opinion to be filed as an exhibit to the Registration Statement and the Tax opinions described in Sections 7.2(d) and 7.3(d) and shall be executed (and, if necessary, re-executed) and delivered at such time or times as reasonably requested by Acquirer including, without limitation, at Closing.

      6.15 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

      6.16 Sorensen Litigation. Prior to the Effective Time, Targets shall use their best efforts to prosecute all of Targets' claims and defend all counterclaims in the civil litigation brought by Targets in which Targets claimed violation of certain non-disclosure agreements and unfair competition and related causes of action (the "Sorensen Litigation") until such litigation is concluded, and shall not settle the Sorensen Litigation without the prior written consent of Acquirer, which consent shall not be unreasonably withheld. Prior to the Effective Time, Targets will keep Acquirer apprised of the status of the Sorensen Litigation, consult with Acquirer regarding decisions relating to the Sorensen Litigation, except as prohibited by limitations on Targets' ability to disclose information regarding the Sorensen Litigation imposed by the court or the parties to such litigation, and continue to pay the legal fees and expenses relating to the Sorensen Litigation in the ordinary course as they are incurred. Any amounts received or payable in connection with the Sorensen Litigation prior to the Effective Time shall not be distributed or distributable to any Target Shareholders. Following the Effective Time, Acquirer shall defend and indemnify Shareholders' Agent for any and all damages, liabilities, settlement payments, costs or other expenses, including attorneys' fees, incurred by Shareholders' Agent in connection with, or related to, the Sorensen Litigation, except that Acquirer shall not indemnify Shareholders' Agent for (i) any attorneys' fees incurred or relating to and payable by Shareholders' Agent individually (as opposed to by the Targets in providing a defense and indemnity) prior to the Effective Time in prosecuting, defending or resolving the Sorensen Litigation or (ii) for any settlement payments, costs or other expenses, including attorneys' fees, incurred by Shareholders' Agent individually following the Effective Time in prosecuting, defending or settling the Sorensen Litigation that were not approved by Acquirer. Acquirer shall not settle or resolve any claims in the Sorensen Litigation against Shareholders' Agent in his individual capacity without Shareholders' Agent's consent, not to be unreasonably withheld.

      6.17 Real Property Holding Corporation. Pursuant to Treas. Reg. Sec. 1.897-2(h) and Treas. Reg. Sec. 1.1445-2(c)(3)(i), at the Closing each Target shall furnish to Acquirer a statement certifying that such Target is not, and has never been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

      6.18 Rule 144 and Rule 145 Sales; Registration. Acquirer shall timely file all reports with the SEC in a timely manner to ensure compliance with the requirements of Rule 144(c) under the Securities Act and, for a period of 90 days after the Effective Time, shall not take any action that would restrict or limit, by contract or otherwise, the ability of the Affiliates to sell their shares of Acquirer Common Stock pursuant to Rule 144 and Rule 145 (in accordance with the other applicable provisions of the Securities Act and the Exchange
Act). The Affiliates shall not, in the aggregate, with respect to the Acquirer Common Stock received by the Affiliates in connection with the Merger, (A) during each of the two successive one-year periods immediately following the Effective Time, sell, transfer or otherwise dispose of more than the greater of
(i) one percent (1%) of the largest number of shares of Acquirer Common Stock outstanding at any time during each such one year period and (ii) ten percent (10%) of the number of shares of Acquirer Common Stock received by the Affiliates in the Merger and (B) during each month in each of the eight quarters in the two successive one-year periods immediately following the Effective Time, sell, transfer or otherwise dispose of more than one half of one percent (0.5%) of the largest number of shares of Acquirer Common Stock outstanding at any time during each such quarter. If at any time during the two year period immediately following the Effective Time, the Affiliates are not permitted by applicable law or otherwise to sell the shares of Acquirer Common Stock received by them in connection with the Merger under Rule 144 and Rule 145, then the Acquirer shall register such shares of Acquirer Common Stock received by the Affiliates in connection with the Merger which have not previously been sold or otherwise disposed of by such Affiliates in accordance with the terms of the Registration Rights Agreement.

      6.19 Guaranty Releases. Acquirers shall take commercially reasonable efforts to cause, as soon as practicable following the Effective Time, the release of each guaranty set forth on Schedule 3.11 to the Target Disclosure Schedule.

7.    Conditions to the Merger.

      7.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

            (a) Shareholder Approval. This Agreement and the Merger shall be approved by the shareholders of each Target by the requisite vote under Delaware law or California law, as applicable, and such Target's Charter Documents.

            (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be and remain in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending, which could reasonably be expected to have a Material Adverse Effect on Acquirer, either individually or combined with the Surviving Corporation after the Effective Time, nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

            (c) Governmental Approval. Acquirer, VRS, SLS VRS Merger Sub and SLS Merger Sub shall have timely obtained from each Governmental Entity all approvals, waivers and consents, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act, under state blue sky laws and under HSR, other than filings and approvals relating to the Merger or affecting Acquirer's ownership of Targets or any of its properties if failure to obtain such approval, waiver or consent could not reasonably be expected to have a Material Adverse Effect on Acquirer after the Effective Time.

            (d) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall, on or prior to the Effective Time, have been initiated or, to the knowledge of Acquirer, VRS or SLS, threatened by the SEC. Acquirer shall have received all other federal or state securities permits and other authorizations (including approval by the requisite vote of Acquirer's shareholders) necessary to issue Acquirer Common Stock in exchange for Target Securities and to consummate the Merger.

            (e) Employment Agreement. Acquirer and Ronald E. Obray shall have entered into the Employment Agreement in the form attached hereto as Exhibit A.

            (f) Registration Rights Agreement. Acquirer, Ronald E. Obray and Denise E. Obray shall have entered into the Registration Rights Agreement in the form attached hereto as Exhibit B.

            (g) Business Plan. Acquirer, VRS and SLS shall have completed a combined business plan that has been approved by the Boards of Directors of Acquirer, VRS and SLS.

            (h) No Governmental Litigation. There shall not be pending or threatened any legal proceeding in which a Governmental Entity is or is threatened to become a party or is otherwise involved, and neither Acquirer nor either Target shall have received any communication from any Governmental Entity in which such Governmental Entity indicates the probability of commencing any legal proceeding or taking any other action: (i) challenging or seeking to restrain or prohibit the consummation of the Merger; (ii) relating to the Merger and seeking to obtain from Acquirer or any of its Subsidiaries, or either Target, any damages or other relief that would be material to Acquirer; (iii) seeking to prohibit or limit in any material respect Acquirer's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of either Target; or (iv) that would materially and adversely affect the right of Acquirer or Targets to own the assets or operate the business of Targets.

            (i) No Other Litigation. There shall not be pending any legal proceeding: (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement;
(ii) relating to the Merger and seeking to obtain from Acquirer or any of its Subsidiaries, or Targets, any damages or other relief that would be material to Acquirer; (iii) seeking to prohibit or limit in any material respect Acquirer's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to any shares of the capital stock of the Targets; or (iv) which would affect adversely the right of Acquirer or Targets to own the assets or operate the business of Targets.

      7.2 Additional Conditions to the Obligations of Acquirer, VRS Merger Sub and SLS Merger Sub. The obligations of Acquirer, VRS Merger Sub and SLS Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by
Acquirer:

            (a) Representations, Warranties and Covenants. The representations and warranties of VRS, SLS, and the Shareholders' Agent in this Agreement shall be true and correct in all respects on and as of the date of this Agreement and at and as of the Closing as though such representations and warranties were made on and as of such time (except for such representations and warranties that speak specifically as of the date hereof or as of another date, which shall be true and correct as of such date), disregarding for the purposes of such determination any "Material Adverse Effect" or other materiality qualifiers set forth in such representations and warranties, except for such failures of such representations and warranties regarding Targets, their business or properties to be so true and correct as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Targets.

            (b) Performance of Obligations. Each of VRS and SLS shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing.

            (c) Certificate of Officers. Acquirer and Merger Sub shall have received a certificate executed on behalf of each Target by the Chief Executive Officer and Chief Financial Officer of each Target certifying that the conditions set forth in Sections 7.2(a) and 7.2(b) have been satisfied.

            (d) Tax Opinion. Acquirer shall have received a written opinion from Acquirer's legal counsel to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368 of the Code.

            (e) Third Party Consents. All consents or approvals required to be obtained by either Target in connection with the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect, except where the failure to obtain any such consents or approvals could not individually or in the aggregate be reasonably expected to have a Material Adverse Effect on Targets. The aggregate principal amount of VRS Notes for which the holders thereof have not consented to conversion of such VRS Notes into shares of Acquirer Common Stock as contemplated by Section 6.9(b), shall not be in excess of $75,000.

            (f) Opinion. Counsel for Targets shall have delivered to Acquirer an opinion, reasonably acceptable to Acquirer, covering such matters as are customary in transactions of the type described herein.

            (g) No Material Adverse Change. There shall not have occurred any change in the financial condition, properties, assets (including intangible assets), liabilities, business, operations, results of operations of Target, taken as a whole, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Target.

            (h) Escrow Agreement. Acquirer, Merger Sub, Target, Escrow Agent and the Shareholders' Agent shall have entered into an Escrow Agreement substantially in the form attached hereto as Exhibit E.

            (i) Dissenters' Rights. Not more than five percent (5%) of the shares of the capital stock of the Targets outstanding immediately prior to the Effective Time shall be eligible as Dissenting Shares.

      7.3 Additional Conditions to Obligations of Targets. The obligations of VRS and SLS to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by VRS and SLS:

            (a) Representations, Warranties and Covenants. The representations and warranties of Acquirer, VRS Merger Sub and SLS Merger Sub in this Agreement shall be true and correct in all respects on and as of the date of this Agreement and at and as of the Closing as though such representations and warranties were made on and as of such time (except for such representations and warranties that speak specifically as of the date hereof or as of another date, which shall be true and correct as of such date), disregarding for the purposes of such determination any "Material Adverse Effect" or other materiality qualifiers set forth in such representations and warranties, except for such failures of such representations and warranties regarding Acquirer, its business or properties to be so true and correct as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect Acquirer, VRS Merger Sub or SLS Merger Sub.

            (b) Performance of Obligations. Acquirer, VRS Merger Sub and SLS Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Closing.

            (c) Certificate of Officers. Target shall have received a certificate executed on behalf of each of Acquirer, VRS Merger Sub and SLS Merger Sub by the chief executive officer and chief financial officer of each of Acquirer, VRS Merger Sub and SLS Merger Sub, respectively, certifying that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied.

            (d) Tax Opinion. Targets shall have received a written opinion from Targets' legal counsel to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code.

            (e) Third Party Consents. All consents or approvals required to be obtained by Acquirer, VRS Merger Sub or SLS Merger Sub in connection with the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect, except where the failure to obtain any such consents or approvals could not individually or in the aggregate be reasonably expected to have a Material Adverse Effect on Acquirer, VRS Merger Sub or SLS Merger Sub.

            (f) Opinion. Counsel for Acquirer, VRS Merger Sub and SLS Merger Sub shall have delivered to Targets an opinion, reasonably acceptable to Targets, covering such matters as are customary in transactions of the type described herein.

            (g) No Material Adverse Change. There shall not have occurred any change in the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of Acquirer that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Acquirer.

            (h) Nasdaq Listing. The Acquirer Common Stock to be issued in the Merger shall have been authorized for listing on the Nasdaq Small Cap Market upon official notice of issuance.

8.    Termination, Amendment and Waiver.

      8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Section 8.1(b) through Section 8.1(d), by written notice by the terminating party to the other party):

            (a)   by the mutual written consent of Acquirer and Targets;

            (b) by Acquirer or Targets if the Merger shall not have been consummated by January 31, 2006; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

            (c) by Acquirer or Targets if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, unless the party relying on such order, decree or ruling or other action has not complied in all material respects with its obligations under this Agreement;

            (d) by Acquirer or Targets, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in
Section 7.1 or 7.2 (in the case of termination by Acquirer) or Section 7.1 or
7.3 (in the case of termination by either Target) not to be satisfied and (ii) shall not have been cured within ten (10) business days following receipt by the breaching party of written notice of such breach from the other party;

            (e) by Acquirer or Targets, if the requisite votes by the shareholders of the Targets and/or of the Acquirer in order to consummate the transactions described in this Agreement have not been obtained; or

            (f) by the Acquirer, if the Acquirer's Board of Directors has approved a definitive agreement reflecting an Acquirer Transaction Proposal (the "Alternative Agreement"), but only if such Board of Directors, after consultation with legal counsel, determines in good faith that approving such Alternative Agreement is necessary for the proper discharge of its fiduciary duties under applicable law and that the transactions contemplated by the Alternative Agreement are reasonably likely to be consummated and would, if consummated, be more favorable to Acquirer's shareholders than the transactions described in this Agreement.

      8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, there shall be no liability or obligation on the part of Acquirer, VRS, SLS, VRS Merger Sub, SLS Merger Sub or their respective officers, directors, or shareholders, except to the extent that such termination results from the willful breach by a party of any of its representations, warranties or covenants set forth in this Agreement; provided, however, that the provisions of Sections 6.6, 6.7, 6.15, and 10 shall remain in full force and effect and survive any termination of this Agreement.

      8.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      8.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto;
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

9.    Escrow and Indemnification.

      9.1   Escrow Fund.

            (a) At the Closing, the Escrow Shares shall be registered in the name of, and be deposited with, the escrow agent named in the Escrow Agreement (the "Escrow Agent"), such deposit and any Additional Escrow Shares (as defined in Section 9.1(b) below) to constitute the "Escrow Fund" and to be governed by the terms set forth herein and in the Escrow Agreement attached hereto as Exhibit E. The Escrow Fund shall be available to compensate Acquirer pursuant to the indemnification obligations of the shareholders of the Targets. In the event Acquirer issues any Additional Escrow Shares, such shares will be issued in the name of the Escrow Agent and delivered to the Escrow Agent in the same manner as the Escrow Shares delivered at the Closing.

            (b) Except for dividends paid in stock declared with respect to the Escrow Shares ("Additional Escrow Shares"), which shall be treated as Escrow Shares pursuant to Section 2.7(f) hereof, any cash dividends, dividends payable in securities or other distributions of any kind made in respect of the Escrow Shares will be delivered to the Affiliates on a pro rata basis. The Affiliates will have voting rights with respect to the Escrow Shares deposited in the Escrow Fund so long as such Escrow Shares are held in escrow, and Acquirer will take all reasonable steps necessary to allow the exercise of such rights. While the Escrow Shares remain in the Escrow Agent's possession pursuant to this Agreement, the Affiliates will retain and will be able to exercise all other incidents of ownership of said Escrow Shares which are not inconsistent with the terms and conditions of this Agreement.

      9.2   Indemnification.

            (a) Survival of Warranties. Except as otherwise specified herein, all representations and warranties made by Acquirer, VRS, SLS, VRS Merger Sub, SLS Merger Sub, or the Shareholders' Agent herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall survive the Closing and continue in full force and effect until the first anniversary of the Closing Date (the "Termination Date"). Notwithstanding anything in the foregoing to the contrary, the representations and warranties of the parties set forth in Sections 3.21, 3.22, 4.21 and 4.22 shall survive until 60 days after the expiration of the applicable statute of limitations.

            (b) Indemnification by Affiliates. Subject to the limitations set forth in this Section 9, the Affiliates will, jointly and severally, indemnify and hold harmless Acquirer, the VRS Surviving Corporation and SLS Surviving Corporation and their respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may control Acquirer, the VRS Surviving Corporation or the SLS Surviving Corporation within the meaning of the Securities Act (individually an "Acquirer Indemnified Party" and collectively the "Acquirer Indemnified Parties") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees,

(collectively, "Damages") arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by VRS, SLS, or the Shareholders' Agent in this Agreement, the Target Disclosure Schedule or any exhibit or schedule to this Agreement. The Acquirer Indemnified Parties shall act in good faith and in a commercially reasonable manner to mitigate any Damages they may suffer. Claims against the Escrow Fund shall be the sole and exclusive remedy of the Acquirer Indemnified Parties for any Damages hereunder, except with respect to Damages arising from breaches of the representations made in Sections 3.21 or 3.22, which shall not be so limited, and provided, however that there shall be no limitation on the liability of VRS, SLS or the Affiliates in connection with fraud, criminal activity or intentional breach of any representation or covenant contained in this Agreement by such party.

            (c) Indemnification by Acquirer, VRS Merger Sub and SLS Merger Sub. Subject to the limitations set forth in this Section 9, Acquirer, VRS Merger Sub and SLS Merger Sub hereby agree to indemnify, defend and hold harmless VRS, SLS and the Target Shareholders and their respective officers, directors, agents, attorneys and employees, and each person who controls or may control either Target or such Target Shareholder (individually a "Target Indemnified Party" and collectively, the "Target Indemnified Parties") from and against any and all Damages which arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Acquirer or Merger Sub in this Agreement, the Acquirer Disclosure Schedule or any exhibit or schedule to this Agreement. The Target Indemnified Parties shall act in good faith and in a commercially reasonable manner to mitigate any Damages they may suffer. The maximum amount of Damages for which the Acquirer, VRS Merger Sub and SLS Merger Sub shall be liable hereunder is an amount equal to the fair market value of the Escrow Shares on the Closing Date (determined by multiplying the number of Escrow Shares by the Average Closing Price), except that Damages arising from breaches of the representations made in Sections 4.21 and 4.22 shall not be so limited, and provided, however, that there shall be no limitation on the liability of Acquirer, VRS Merger Sub or SLS Merger Sub in connection with fraud, criminal activity or intentional breach of any representation or covenant contained in this Agreement by such party.

            (d)   Threshold for Claims. No claim for Damages shall be made under
Section 9 unless the aggregate of Damages exceeds $25,000 for which claims are made hereunder by the Target Indemnified Parties or Acquirer Indemnified Parties, as the case may be, in which case the Target Indemnified Parties or Acquirer Indemnified Parties, as the case may be, shall be entitled to seek compensation for all Damages without regard to the limitation set forth in this
Section 9(d).

      9.3   Escrow Period; Release From Escrow.

            (a) The Escrow Period shall terminate upon the expiration of twelve months after the Effective Time; provided, however, that a portion of the Escrow Fund that, in the reasonable judgment of Acquirer subject to the objection of the Shareholders' Agent and the subsequent arbitration of the matter in the manner provided in Section 9.7 hereto, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate (as defined in Section
9.4 below) delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved.

            (b) Within three (3) business days after the Termination Date (the "Release Date"), the Escrow Agent shall release from escrow to the Affiliates their pro rata portion of the Escrow Shares and Additional Escrow Shares, less with respect to each such Affiliate the number of Escrow Shares and Additional Shares with a value (as determined pursuant to Section 9.4) equal to the sum of
(i) such Affiliate's pro rata portion of any liability described in an Officer's Certificate delivered to Acquirer in accordance with Section 9.4 and (ii) such Affiliate's pro rata portion of any liability described in an Officer's Certificate delivered to the Escrow Agent in accordance with Section 9.4 with respect to any pending but unresolved indemnification claims of Acquirer Indemnified Party. Any Escrow Shares and Additional Escrow Shares held as a result of clause (ii) shall be released to the Affiliates or released to Acquirer (as appropriate) promptly upon resolution of each specific indemnification claim involved. Acquirer will take such action as may be necessary to cause such certificates to be issued in the names of the appropriate persons. No fractional shares shall be released and delivered from Escrow to the Affiliates. In lieu of any fraction of an Escrow Share to which an Affiliate would otherwise be entitled, such holder will receive from Acquirer an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction multiplied by the Average Closing Price.

            (c) No Escrow Shares or Additional Escrow Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by any Affiliate or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such shareholder, prior to the delivery to such Affiliate of such Affiliate's pro rata portion of the Escrow Fund by the Escrow Agent as provided herein.

            (d) The Escrow Agent is hereby granted the power to effect any transfer of Escrow Shares contemplated by this Agreement. Acquirer will cooperate with the Escrow Agent in promptly issuing stock certificates to effect such transfers.

      9.4 Claims Upon Escrow Fund. Upon receipt by the Escrow Agent on or before the Release Date of a certificate signed by any executive officer of Acquirer (an "Officer's Certificate") stating that Damages exist with respect to the indemnification obligations of the Affiliates set forth in Section 9.2(b), and specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, and the nature of the misrepresentation, breach of warranty, covenant or claim to which such item is related, the Escrow Agent shall, subject to the provisions of this Section 9, deliver to Acquirer out of the Escrow Fund, as promptly as practicable, Acquirer Common Stock or other assets held in the Escrow Fund having a value equal to such Damages. For the purpose of compensating Acquirer for its Damages pursuant to this Agreement, the Acquirer Common Stock in the Escrow Fund shall be valued at the Average Closing Price.

      9.5   Objections to Claims.

            (a) At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Shareholders' Agent. For a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of Acquirer Common Stock or other property unless the Escrow Agent shall have received written authorization from the Shareholders' Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the Acquirer Common Stock or other property in the Escrow Fund in accordance with Section 9.4 hereof, provided that no such payment or delivery may be made if the Shareholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Acquirer prior to the expiration of such thirty (30) day period.

            (b) In case the Shareholders' Agent shall so object in writing to any claim or claims by Acquirer made in any Officer's Certificate, Acquirer shall have thirty (30) days to respond in a written statement to the objection of the Shareholders' Agent. If after such thirty (30) day period there remains a dispute as to any claims, the Shareholders' Agent and Acquirer shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Acquirer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Acquirer Common Stock or other property from the Escrow Fund in accordance with the terms thereof.

      9.6   Claims by Target Indemnitees.

            (a) Subject to the provisions of this Section 9, upon receipt by Acquirer of a certificate signed by the Shareholders' Agent (an "Agent Certificate") stating that Damages exist with respect to the indemnification obligations of Acquirer, VRS Merger Sub and SLS Merger Sub set forth in Section 9.2(c) and specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each item was paid, or properly accrued or arose, and the nature of the misrepresentation, breach of warranty, covenant or other claim to which such item is related, Acquirer shall, subject to the provisions of this Section 9, deliver a sum of cash equal to such Damages to the Shareholders' Agent as promptly as practicable.

            (b) Acquirer shall have thirty (30) days after delivery of an Agent Certificate to object to any claim or claims made by such Agent Certificate in a written statement delivered to Shareholders' Agent. In case Acquirer shall so object in writing to any claim or claims made by the Shareholders' Agent in the Agent Certificate, the Shareholders Agent shall have thirty (30) days to respond in a written statement to the objection of Acquirer. If after such thirty (30) day period there remains a dispute as to any claims, the Shareholders' Agent and Acquirer shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Acquirer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. Acquirer shall, if agreed in such memorandum, make payment for claims or other disposition as agreed in such memorandum and such performance shall satisfy all of Acquirer's obligations as to such claim.

      9.7   Resolution of Conflicts and Arbitration.

            (a) If no agreement can be reached after good faith negotiation between the parties pursuant to Sections 9.5 or 9.6, either Acquirer or the Shareholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the Damages is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator. Acquirer and the Shareholders' Agent shall agree on the arbitrator, provided that if Acquirer and the Shareholders' Agent cannot agree on such arbitrator, either Acquirer or Shareholders' Agent can request that Judicial Arbitration and Mediation Services ("JAMS") select the arbitrator. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator shall be written, shall be in accordance with applicable law and with this Agreement, and shall be supported by written findings of fact and conclusion of law which shall set forth the basis for the decision of the arbitrator. The decision of the arbitrator as to the validity and amount of any claim in such Officer's Certificate or Agent Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 9 hereof, the Escrow Agent and the parties shall be entitled to act in accordance with such decision and the Escrow Agent shall be entitled to make or withhold payments out of the Escrow Fund in accordance therewith.

            (b) Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in New York City, New York under the commercial rules then in effect of JAMS. The non-prevailing party to an arbitration shall pay its own expenses, the fees of the arbitrator, any administrative fee of JAMS, and the expenses, including attorneys' fees and costs, reasonably incurred by the other party to the arbitration. For purposes of this Section 9, in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate or Agent Certificate, as the case may be, is at issue, the party seeking indemnification shall be deemed to be the non-prevailing party unless the arbitrators award the party seeking indemnification more than one-half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the person against whom indemnification is sought shall be deemed to be the non-prevailing party.

      9.8   Shareholders' Agent.

            (a) The Shareholders' Agent shall be constituted and appointed as agent for and on behalf of the Affiliates to give and receive notices and communications, to authorize delivery to Acquirer of the Acquirer Common Stock or other property from the Escrow Fund in satisfaction of claims by Acquirer, to object to such deliveries, to make claims on behalf of the Target Shareholders pursuant to Section 9, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall receive no compensation for his services. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Target Shareholders.

            (b) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholder' Agent while acting in good faith and in the exercise of reasonable judgment and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Target Shareholders shall severally indemnify and hold the Shareholders' Agent harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

            (c) Acquirer acknowledges that the Shareholders' Agent may have a conflict of interest with respect to his duties as Shareholders' Agent, and in such regard the Shareholders' Agent has informed Acquirer that he will act in the best interests of the Target Shareholders.

      9.9 Actions of the Shareholders' Agent. A decision, act, consent or instruction of the Shareholders' Agent shall constitute a decision of all Target Shareholders for whom shares of Acquirer Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Target Shareholder, and the Escrow Agent and Acquirer may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every such Target Shareholder. The Escrow Agent and Acquirer are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent.

      9.10 Third-Party Claims. In the event Acquirer becomes aware of a third-party claim which Acquirer believes may result in a demand against the Escrow Fund, Acquirer shall notify the Shareholders' Agent of such claim, and the Shareholders' Agent and the Target Shareholders for whom shares of Acquirer Common Stock otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim with the consent of Acquirer which shall not be unreasonably withheld. Acquirer shall have the right in its sole discretion to settle any such claim. In the event that the Shareholders' Agent has consented to any such settlement, the Shareholders' Agent shall have no power or authority to object under any provision of Section 9 to the amount of any claim by Acquirer against the Escrow Fund for indemnity with respect to such settlement.

10.   General Provisions.

      10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered: (i) upon receipt if delivered personally; (ii) three (3) business days after being mailed by registered or certified mail, postage prepaid, return receipt requested; (iii) one (1) business day after it is sent by commercial overnight courier service; or (iv) upon transmission if sent via facsimile with confirmation of receipt to the parties at the following address (or at such other address for a party as shall be specified upon like notice:

            (a)   if to Acquirer, VRS Merger Sub or SLS Merger Sub, to:

                  GoAmerica, Inc.
                  433 Hackensack Avenue
                  Hackensack, NJ  07601
                  Attention:  CEO
                  Fax: 201-996-1772
                  Tel: 201-996-1717

                  with a copy to:

                  Lowenstein Sandler PC
                  65 Livingston Avenue
                  Roseland, NJ 07068
                  Attention:  Laura R. Kuntz
                  Fax: 973-597-2399
                  Tel: 973-597-2398

            (b) if to Hands On Video Relay Services, Inc. or Hands On Sign Language Services, Inc., to:

                  Hands On Video Relay Services, Inc. or
                  Hands On Sign Language Services, Inc.
                  595 Menlo Drive
                  Rocklin, CA 95765-3708
                  Attention: Ronald E. Obray
                  Fax: (916) 435-0624
                  Tel: (916) 435-3337

                  with a copy to:

                  DLA Piper Rudnick Gray Cary US LLP
                  400 Capitol Mall, Suite 2400
                  Sacramento, CA 95814
                  Attention:  Scott W. Pink
                  Fax: (916) 930-3201
                  Tel: (916) 930-3200

            (c)   if to Shareholders' Agent or Denise E. Obray, to:

                  Ronald E. Obray or Denise E. Obray
                  c/o Hands On Video Relay Services, Inc.
                  595 Menlo Drive
                  Rocklin, CA 95765-3708
                  Fax: (916) 435-0624
                  Tel: (916) 435-3337
                  with a copy to:

                  DLA Piper Rudnick Gray Cary US LLP
                  400 Capitol Mall, Suite 2400
                  Sacramento, CA 95814
                  Attention:  Scott W. Pink
                  Fax: (916) 930-3201
                  Tel: (916) 930-3200

      10.2 Definitions. In this Agreement any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the financial condition, properties, assets, liabilities, business, prospects, operations, results of operations or of such entity and its subsidiaries, taken as a whole. In this Agreement any reference to a party's "knowledge" means such party's actual knowledge after reasonable inquiry of officers, directors and other employees of such party reasonably believed to have knowledge of such matters. In this Agreement, an entity shall be deemed to be a "Subsidiary" of a party if such party directly or indirectly owns, beneficially or of record, at least 50% of the outstanding equity or financial interests of such entity.

      10.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      10.4 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the exhibits and schedules hereto, including the Target Disclosure Schedule and the Acquirer Disclosure Schedule: (a) together constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof except for the Confidentiality Agreement and the short-term loan agreement (the "Loan Agreement") among the Acquirer and the Targets, both of which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with their terms; and (b) are not intended to confer upon any other person any rights or remedies hereunder and shall not be assigned by operation of law or otherwise without the written consent of the other party. The Acquirer, the Targets and the Shareholders' Agent acknowledge and agree that the Definitive Agreement referred to in the Loan Agreement shall mean this Agreement and hereby reaffirm the Terms of Repayment and other provisions of such Loan Agreement.

      10.5 Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      10.6 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

      10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of Delaware.

      10.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      10.9 Enforcement. Each of the parties hereto agrees that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

      10.10 Amendment; Waiver. Any amendment or waiver of any of the terms or conditions of this Agreement must be in writing and must be duly executed by or on behalf of the party to be charged with such waiver. The failure of a party to exercise any of its rights hereunder or to insist upon strict adherence to any term or condition hereof on any one occasion shall not be construed as a waiver or deprive that party of the right thereafter to insist upon strict adherence to the terms and conditions of this Agreement at a later date. Further, no waiver of any of the terms and conditions of this Agreement shall be deemed to or shall constitute a waiver of any other term of condition hereof (whether or not similar).


      [remainder of this page intentionally blank - signature page follows]

      IN WITNESS WHEREOF, Acquirer, VRS, SLS, VRS Merger Sub, SLS Merger Sub and Shareholders' Agent have caused this Agreement to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first written above.



HANDS ON VIDEO RELAY SERVICES, INC.         GOAMERICA, INC.


By: /s/ Ronald E. Obray                     By: /s/ Daniel R. Luis
  -----------------------------------         ----------------------------------
    Ronald E. Obray                           Daniel R. Luis
    President                                 President and Chief Executive
                                              Officer


HANDS ON SIGN LANGUAGE SERVICES, INC.       HOVRS ACQUISITION CORPORATION


By: /s/ Ronald E. Obray                     By: /s/ Daniel R. Luis
  -----------------------------------         ----------------------------------
  Ronald E. Obray                             Daniel R. Luis
  President                                   President and Chief Executive
                                              Officer


                                            HOSLS ACQUISITION CORPORATION
SHAREHOLDERS' AGENT


/s/ Ronald E. Obray                         By: /s/ Daniel R. Luis
-------------------------------------         ----------------------------------
Ronald E. Obray                               Daniel R. Luis
                                              President and Chief Executive
                                              Officer

DENISE E. OBRAY


/s/ Denise E. Obray
-------------------------------------